Filed Pursuant to Rule 424(b)(2)
Registration No. 333-294677

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 27, 2026

Caterpillar Financial Services Corporation

Medium-Term Notes, Series L

With Maturities of 9 Months or More from Date of Issue

We plan to offer and sell notes with various terms, which may include the following:

•	Maturity of 9 months or more from the date of issue

•	Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more of the following indices, plus or minus a spread and/or spread multiplier:

• CD Rate	• SOFR or SOFR Index
• CMT Rate	• Prime Rate
• Commercial Paper Rate	• Treasury Rate
• Eleventh District Cost of Funds Rate	• Any combination of rates specified by us in the pricing supplement
• EURIBOR
• Federal Funds Rate	• Any other rate specified by us in the pricing supplement

•	A currency in which the notes will be denominated, which may be U.S. dollars or any foreign currency

•	An interest payment date or dates

•	Book-entry (through The Depository Trust Company) or certificated form

•	Minimum denominations of $1,000 increased in multiples of $1,000 or other specified denominations for foreign currencies

•	Redemption and/or repayment provisions, if applicable, whether mandatory or at our option or the option of the holder

We will specify the final terms for each note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

You must pay for the notes in the currency specified in the applicable pricing supplement by delivering the purchase price to an agent or, if we sell directly to you, to us, unless you make other payment arrangements.

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-2.

Unless otherwise indicated in the applicable pricing supplement, the notes will be offered at a public offering price of 100% and the agents’ discounts or commissions will equal between 0.050% and 0.600%, and proceeds, before expenses, to us will equal between 99.950% and 99.400%. We may also sell notes without the assistance of the agents (whether acting as principal or as agent).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays	BofA Securities	Citigroup	J.P. Morgan	MUFG	SOCIETE GENERALE

ANZ Securities	BBVA	BNP PARIBAS	COMMERZBANK	HSBC	ICBC Standard Bank

ING	Itaú BBA	Lloyds Securities	Santander	Scotiabank	SMBC Nikko

Standard Chartered Bank	TD Securities	US Bancorp	Wells Fargo Securities	Westpac Capital Markets LLC

March 27, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

We are responsible only for the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any related free writing prospectus issued or authorized by us. We have not, and the agents have not, authorized anyone to provide you with any other information, and we and the agents take no responsibility for any other information that others may give you. You should assume that the information included in this prospectus supplement or the accompanying prospectus, or incorporated by reference therein, or any free writing prospectus is accurate as of the date on the front cover of this prospectus supplement, the accompanying prospectus, the document incorporated by reference or the free writing prospectus, as applicable. Our business, financial condition, results of operations and prospects may have changed since then. We are not, and the agents are not, making an offer to sell the notes offered by this prospectus supplement in any jurisdiction where the offer or sale is not permitted.

Some statements contained in this document or incorporated by reference into this document are forward-looking and involve uncertainties that could significantly impact results. The words “believes,” “expects,” “estimates,” “anticipates,” “will be” and similar words or expressions identify forward-looking statements made on behalf of Caterpillar Financial. Uncertainties include factors that affect international businesses, as well as matters specific to Caterpillar Financial and the markets it serves, including the creditworthiness of customers, interest rate and currency rate fluctuations and estimated residual values of leased equipment. Please see Caterpillar Financial’s filings with the Securities and Exchange Commission for additional discussion of these uncertainties and factors. Caterpillar Financial disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future results or otherwise.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENTS

This prospectus supplement sets forth certain terms of the Medium-Term Notes, Series L (the “notes”), that we may offer and supplements the prospectus that is attached to the back of this prospectus supplement. This prospectus supplement supersedes the prospectus to the extent it contains information that is different from the information in the prospectus.

Each time we offer notes pursuant to this prospectus supplement, we will attach a pricing supplement. The pricing supplement will contain the specific description of the notes we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement or the prospectus to the extent it contains information that is different from the information contained in this prospectus supplement or the prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus and pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” and “Documents Incorporated by Reference” in the prospectus.

In this prospectus supplement, the terms “Caterpillar Financial,” “we,” “us” and “our” mean Caterpillar Financial Services Corporation and its wholly owned subsidiaries.

RISK FACTORS

Your investment in the notes will involve certain risks. This prospectus supplement does not describe all of those risks, including those that result from the denomination of or payment on any notes in a foreign currency or that result from the calculation of any amounts payable under any notes by reference to one or more interest rates, currencies or other indices or formulas.

In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following discussion of risks, as well as the “Risk Factors” section included in our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q or any applicable Current Report on Form 8-K, before deciding whether an investment in the notes is suitable for you, as well as the factors relating to our business generally and the other information that is included or incorporated by reference in this prospectus supplement and the accompanying prospectus. The notes are not an appropriate investment for you if you are unsophisticated with respect to the significant elements of the notes or financial matters. In particular, those notes denominated or payable in a foreign currency are not suitable for you if you are unsophisticated with respect to foreign currency transactions, and those notes with payments calculated by reference to one or more interest rates, currencies or other indices or formulas are not suitable for you if you are unsophisticated with respect to transactions involving the applicable interest rate index or currency index or other indices or formulas.

Structure and Market Risks

Investment in indexed notes and foreign currency notes entails significant risks not associated with similar investments in conventional fixed rate or floating rate notes, and indices can be subject to change or termination.

If you invest in notes indexed to one or more interest rates, currencies or composite currencies, including exchange rates and swap indices between currencies or composite currencies, commodities or other indices or formulas, there will be significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower or no amount of principal, premium or interest, and at different times, than you expected. An index could perform differently than it has in the past or be the subject of reform or termination. Developments such as manipulation claims, and related investigations or other legal actions, as have happened in the past with the London Interbank Offered Rate (“LIBOR”), could have such effects or other consequences that cannot currently be predicted. We have no control over a number of matters, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the index or formula will be magnified. In recent years, values of certain indices and formulas have been highly volatile, and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Redemption—We may choose to redeem notes when prevailing interest rates are relatively low.

If your notes are redeemable, we may choose to redeem your notes from time to time. In the event that prevailing interest rates are relatively low when we elect to redeem your notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed.

Uncertain Trading Markets—We cannot assure that a trading market for your notes will ever develop or be maintained, and any trading market and the market value of your notes may be affected by a variety of factors.

We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market and market value of your notes. These factors include:

•	the complexity and volatility of any index or formula applicable to the notes;

•	the method of calculating the principal, premium and interest for the notes;

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	the redemption features of the notes;

•	the amount of other debt securities linked to any index or formula applicable to the notes;

•	the market for similar securities;

•	the level, direction and volatility of market interest rates generally; and

•	our financial condition, liquidity, results of operations and prospects and general economic conditions.

In addition, certain notes may have a more limited trading market and experience more price volatility because they were designed for specific investment objectives or strategies. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear the foregoing investment risks.

Our credit ratings may not reflect all risks of an investment in the notes.

Our credit ratings are an assessment by independent rating agencies of our ability to pay our obligations. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value and marketability of your notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed in this prospectus supplement on the value of your notes.

The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased.

The price at which the notes may be sold prior to maturity will depend on a number of factors, including, but not limited to: (i) actual or anticipated changes in the level of the index upon which notes are linked, (ii) volatility of the level of the index upon which notes are linked, (iii) changes in interest and yield rates, (iv) any actual or anticipated changes in our credit ratings or credit spreads and (v) the time remaining to maturity of the notes. Generally, the longer the time remaining to maturity and the more tailored the exposure, the more the market price of the notes will be affected by the other factors described in the preceding sentence. This can lead to significant adverse changes in the market price of securities such as the notes. Depending on the actual or anticipated level of the index upon which notes are linked, the market value of the notes may decrease and you may receive substantially less than 100% of the issue price if you sell your notes prior to maturity.

Exchange Rates and Exchange Controls

Investment in foreign currency notes entails significant risks that are not associated with an investment in a debt security denominated and payable in U.S. dollars.

If you invest in notes denominated and/or payable in a currency other than U.S. dollars (foreign currency notes), there will be significant risks that are not associated with an investment in a debt security denominated and payable in U.S. dollars. These risks include the possibility of significant changes in the exchange rate between U.S. dollars and your payment currency and the possibility that either the United States or foreign governments will impose or modify foreign exchange controls.

We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, the exchange rates between certain currencies have been highly volatile, and volatility between these currencies or with other currencies may be expected in the future. However, fluctuations between currencies in the past are not necessarily indicative of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease in the U.S. dollar equivalent yield of your foreign currency notes, in the U.S. dollar equivalent value of the principal and any premium payable at maturity or earlier redemption of your foreign currency notes and, generally, in the U.S. dollar equivalent market value of your foreign currency notes.

Governmental exchange controls could affect exchange rates and the availability of your payment currency on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date due to circumstances beyond our control or because the payment currency is no longer in use. In such cases, we will be allowed to satisfy our obligations on your foreign currency notes in U.S. dollars.

Additional Risks Related to Notes Indexed to Certain Interest Rates

The Secured Overnight Financing Rate published by the Federal Reserve Bank of New York has a relatively limited history and the future performance of the Secured Overnight Financing Rate cannot be predicted based on the historical performance of the Secured Overnight Financing Rate.

You should note that publication of the Secured Overnight Financing Rate (as defined below) began on April 3, 2018 and it therefore has a relatively limited history. The level of the Secured Overnight Financing Rate during the term of any notes with an interest rate that is related to the Secured Overnight Financing Rate, including Compounded Daily SOFR notes (as defined below) and Compounded SOFR Index notes (as defined below)(Compounded Daily SOFR notes and Compounded SOFR Index notes, together, the “SOFR notes”), may bear little or no relation to the historical level of the Secured Overnight Financing Rate. The future performance of the Secured Overnight Financing Rate is impossible to predict and therefore no future performance of the Secured Overnight Financing Rate or any notes with an interest rate that is related to the Secured Overnight Financing Rate may be inferred from any historical simulations or historical performance. Hypothetical or historical performance data are not indicative of, and have no bearing on, the future performance of the Secured Overnight Financing Rate or any notes with an interest rate that is related to the Secured Overnight Financing Rate. Changes in the levels of the Secured Overnight Financing Rate will affect the interest rate basis and, therefore, the return on any notes with an interest rate that is related to the Secured Overnight Financing Rate and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall.

Further, the Secured Overnight Financing Rate may be more volatile than other benchmark or market rates. Since the initial publication of the Secured Overnight Financing Rate, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, although changes in Compounded SOFR (as defined below) generally are not expected to be as volatile as changes in daily levels of the Secured Overnight Financing Rate, the return on, value of and market for SOFR notes may fluctuate more than floating rate securities with rates that are linked to less volatile rates.

The specific procedures used to determine the interest rate with respect to any SOFR notes may not be widely adopted by other market participants, if at all.

The market precedent that exists for securities that use the Secured Overnight Financing Rate as the interest rate is relatively new, and the method for calculating a rate of interest based upon the Secured Overnight Financing Rate in those precedents varies. Further, the market precedent that exists for securities that use a compounded daily reference rate (such as Compounded Daily SOFR or Compounded SOFR Index) as the interest rate is relatively new, and the method for calculating a rate of interest based upon a compounded daily reference rate in those precedents varies. Accordingly, the specific procedures used to determine the interest rate with respect to any SOFR notes may not be widely adopted by other market participants, if at all. Furthermore, uncertainty with respect to market conventions related to the calculation of another alternative rate and whether such alternative rate is a suitable replacement or successor for Compounded Daily SOFR or Compounded SOFR Index may adversely affect the liquidity, return on, value and trading market for SOFR notes. Accordingly, you should carefully review the specific procedures for determining the interest rate with respect to any SOFR notes before making an investment in such notes. Furthermore, Compounded Daily SOFR or Compounded SOFR Index, as used with respect to any SOFR notes, may be a different interest rate basis than the Secured Overnight Financing Rate-linked indices used in certain of our previously issued securities. If the market adopts a different calculation method than used in any SOFR notes, that would likely adversely affect the market value of such SOFR notes. For additional information regarding the SOFR Index, see “Secured Overnight Financing Rate and SOFR Index—SOFR Index” below. Furthermore, the Secured Overnight Financing Rate, as used with respect to any SOFR notes, may include procedures for determining the interest rate that differ from those used in our previously-issued Secured Overnight Financing Rate-linked securities. If the market adopts different determination procedures, that would likely adversely affect the market value of such SOFR notes.

Any failure of the Secured Overnight Financing Rate to maintain market acceptance could adversely affect SOFR notes. The Secured Overnight Financing Rate was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider the Secured Overnight Financing Rate a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR and other benchmark rates have historically been used, which could adversely affect the value of, return on and trading market for SOFR notes.

Compounded SOFR is a daily compounded rate that is relatively new in the marketplace.

The interest rate on SOFR notes will either be based on a formula used to calculate a daily compounded SOFR rate or will be calculated based on a formula using the SOFR Index (as specified in the applicable pricing supplement), both of which are relatively new in the marketplace. The interest rate on SOFR notes for an interest period (as defined in the applicable pricing supplement) will not be calculated by using the Secured Overnight Financing Rate published on or in respect of a single date during (or prior to) such interest period or an arithmetic average of the Secured Overnight Financing Rates during such period. For this and other reasons, the interest rate on SOFR notes during any interest period will not necessarily be the same as the interest rate on other Secured Overnight Financing Rate-linked investments that use an alternative basis to determine the applicable interest rate.

Further, if the Secured Overnight Financing Rate in respect of a particular date during an interest period is negative, the amount of interest attributable to that day may be less than zero, resulting in a reduction to the Secured Overnight Financing Rate used to calculate the interest payable on SOFR notes on the interest payment date for such interest period.

The total amount of interest payable on SOFR notes with respect to a particular interest period will only be capable of being determined near the end of such period.

Compounded SOFR applicable to a particular interest period and therefore, the total amount of interest payable with respect to such period will be determined on the applicable interest determination date (as set forth under “Description of Notes—Interest Rate—SOFR Notes—Compounded Daily SOFR Notes or—Compounded SOFR Index Notes” below) for such period. Because each such date is near the end of such period, you will not know the total amount of interest payable with respect to such period until shortly prior to the related interest payment date and it may be difficult for you to reliably estimate the total amount of interest that will be payable on each such interest payment date. In addition, some investors may be unwilling or unable to trade any notes linked to the Secured Overnight Financing Rate without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of such notes.

The methodology used to determine Compounded SOFR with respect to any SOFR notes may result in a lower rate of interest payable on the notes than if an alternative method were used.

The amount of interest payable with respect to SOFR notes will be calculated by reference to (i) where “Compounded Daily SOFR” is specified in the applicable pricing supplement as the manner in which the rate of interest is to be determined, the rate of return calculated based on a formula that uses the published daily Secured Overnight Financing Rate as the reference rate for the calculation of interest; or (ii) where “Compounded SOFR Index” is specified in the applicable pricing supplement as the manner in which the rate of interest is to be determined, the rate of return calculated based on a formula that references the SOFR Index published by the Federal Reserve Bank of New York, which is itself the compounded rate of SOFR during a specified period.

There are other market conventions for daily compounding rates in arrears, and you should be aware that use of the conventions specified herein may result in a lower rate of interest payable on the notes than if an alternative convention were used.

The secondary trading market for notes linked to the Secured Overnight Financing Rate may be limited.

Notes linked to the Secured Overnight Financing Rate will not have an established trading market when issued. Since the Secured Overnight Financing Rate is a relatively new market rate, an established trading market may never develop or may not be very liquid. Market terms for debt securities that are linked to the Secured Overnight Financing Rate may evolve over time and, as a result, trading prices of any such notes may be lower than those of later-issued debt securities that are linked to the Secured Overnight Financing Rate. Similarly, if the Secured Overnight Financing Rate does not prove to be widely used in debt securities that are similar to such notes, the trading price of such notes may be lower than that of debt securities that are linked to rates that are more widely used. Investors in such notes may not be able to sell their notes at all or may not be able to sell their notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, investors wishing to sell such notes in the secondary market will have to make assumptions as to the future performance of the Secured Overnight Financing Rate during the applicable interest period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk.

The manner of adoption or application of reference rates based on the Secured Overnight Financing Rate in the bond markets may differ materially compared with the application and adoption of the Secured Overnight Financing Rate in other markets, such as the derivatives and loan markets. Investors should carefully consider how any potential inconsistencies between the adoption of reference rates based on the Secured Overnight Financing Rate across these markets may impact any hedging or other financial arrangements which they may put in place in connection with any acquisition, holding or disposal of securities that are linked to the Secured Overnight Financing Rate.

The SOFR Administrator may make changes that could change the value of the Secured Overnight Financing Rate or discontinue the Secured Overnight Financing Rate and has no obligation to consider your interests in doing so.

The SOFR Administrator (as defined below) may make methodological or other changes that could change the value of the Secured Overnight Financing Rate, including changes related to the method by which the Secured Overnight Financing Rate is calculated, eligibility criteria applicable to the transactions used to calculate the Secured Overnight Financing Rate, or timing related to the publication of the Secured Overnight Financing Rate. If the manner in which the Secured Overnight Financing Rate is calculated changes, that change may result in a reduction of the amount of interest payable on any notes related to the Secured Overnight Financing Rate, which may adversely affect the trading prices of such notes. In addition, the SOFR Administrator may alter, discontinue or suspend calculation or dissemination of the Secured Overnight Financing Rate (in which case a fallback method of determining the interest rate on SOFR notes as further described under “Description of Notes—Interest Rate—SOFR Notes—Compounded Daily SOFR Notes” or “—Compounded SOFR Index Notes” will apply). The SOFR Administrator has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing the Secured Overnight Financing Rate.

SOFR notes may bear interest by reference to a rate other than SOFR, which could adversely affect the value of such notes.

If the manner in which the Secured Overnight Financing Rate is calculated changes, that change may result in a reduction in the amount of interest payable on SOFR notes and the trading prices of such notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published Secured Overnight Financing Rate data in its sole discretion and without notice and such modifications or amendments will apply to future determinations of the interest rate for such notes. With respect to any SOFR notes, the interest rate for any interest period may not be adjusted for any modifications or amendments to Secured Overnight Financing Rate data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.

If the Secured Overnight Financing Rate is discontinued, SOFR notes will bear interest by reference to a different base rate with potentially a spread adjustment, which could adversely affect the value of such notes, the return on such notes and the price at which you can sell such notes; there is no guarantee that any replacement base rate will be a comparable substitute for the Secured Overnight Financing Rate.

Under certain circumstances, the interest rate on SOFR notes will no longer be determined by reference to the Secured Overnight Financing Rate, but instead will be determined by reference to a different rate, which will be a different Benchmark than the Secured Overnight Financing Rate plus a spread adjustment, which is referred to as a “Benchmark Replacement” and a “Benchmark Replacement Adjustment,” respectively.

If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (such as the Federal Reserve Bank of New York’s Alternative Reference Rates Committee), (ii) ISDA (as defined herein) or (iii) in certain circumstances, us or our designee. In addition, the terms of SOFR notes we may issue will expressly authorize us or our designee to make Benchmark Replacement Conforming Changes with respect to, among other things, the definition of “interest period,” timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of such notes in connection with a Benchmark Transition Event could adversely affect the value of such notes, the return on such notes and the price at which you can sell such notes.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of the Secured Overnight Financing Rate, the Benchmark Replacement will not be the economic equivalent of the Secured Overnight Financing Rate, there can be no assurance that the Benchmark Replacement will perform in the same way as the Secured Overnight Financing Rate would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for the Secured Overnight Financing Rate (each of which means that a Benchmark Transition Event could adversely affect the value of any SOFR notes, the return on any SOFR notes and the price at which you can sell any SOFR notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect any SOFR notes, (iii) the Benchmark Replacement may have a more limited history and the future performance of the Benchmark Replacement cannot be predicted based on historical performance, (iv) the secondary trading market for any notes linked to the Benchmark Replacement may be limited, (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so and (vi) the Benchmark Replacement Adjustment may be zero or may not be adequate to compensate you for use of the Benchmark Replacement.

We or our designee will have authority to make determinations, elections, calculations and adjustments that could affect the value of and your return on any SOFR notes.

We or our designee will make determinations, decisions, elections, calculations and adjustments with respect to SOFR notes as set forth under “Description of Notes—Interest Rate—SOFR Notes—Compounded Daily SOFR Notes” and “—Compounded SOFR Index Notes,” respectively, that may adversely affect the value of and your return on such notes. In addition, we or our designee may determine the Benchmark Replacement and the Benchmark Replacement Adjustment and can apply any Benchmark Replacement Conforming Changes deemed reasonably necessary to adopt the Benchmark Replacement. Although we or our designee will exercise judgment in good faith when performing such functions, potential conflicts of interest may exist between us or our designee and you. All determinations, decisions and elections by us or our designee are in our or the designee’s sole discretion and will be conclusive for all purposes and binding on us and holders of any notes related to the Secured Overnight Financing Rate absent manifest error. Further, notwithstanding anything to the contrary in the documentation relating to any notes related to the Secured Overnight Financing Rate, all determinations, decisions and elections by us or our designee will become effective without consent from the holders of any notes related to the Secured Overnight Financing Rate or any other party. In making the determinations, decisions and elections noted under “Description of Notes—Interest Rate—SOFR Notes—Compounded Daily SOFR Notes” and “—Compounded SOFR Index Notes,” as applicable, we or our designee may have economic interests that are adverse to your interests, and such determinations, decisions, elections, calculations and adjustments may adversely affect the value of and your return on any notes related to the Secured Overnight Financing Rate. Because the Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on any notes related to the Secured Overnight Financing Rate than would be the case in the absence of a Benchmark Transition Event and its related Benchmark Replacement Date. These potentially subjective determinations may adversely affect the value of any notes related to the Secured Overnight Financing Rate, the return on any notes related to the Secured Overnight Financing Rate and the price at which you can sell any notes related to the Secured Overnight Financing Rate.

DESCRIPTION OF NOTES

The notes we are offering by this prospectus supplement constitute a part of a series of debt securities for purposes of the indenture dated as of March 29, 2023. The notes will be on a parity in all respects with all debt securities issued under the indenture. For a description of the indenture and the rights of the holders of securities under the indenture, including the notes, see “Description of Debt Securities We May Offer” in the accompanying prospectus.

The following description of the particular terms of the notes we are offering supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of debt securities described in the accompanying prospectus, and we refer you to that description. The terms and conditions described in this section “Description of Notes” will apply to each note unless we otherwise specify in the applicable pricing supplement. Certain terms used in this prospectus supplement have the meanings given to those terms in the prospectus.

Unless we otherwise indicate in the applicable pricing supplement, currency amounts in this prospectus supplement, the accompanying prospectus and any pricing supplement are stated in U.S. dollars.

Legal Ownership

“Street Name” and Other Indirect Holders

Investors who hold notes in accounts at banks or brokers will generally not be recognized by us as legal holders of notes. This is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its notes. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the notes, either because they agree to do so in their customer agreements or because they are legally required to. If you hold notes in “street name,” you should check with your own institution to find out:

•	How it handles securities payments and notices.

•	Whether it imposes fees or charges.

•	How it would handle voting if ever required.

•	Whether and how you can instruct it to send you notes registered in your own name so you can be a direct holder as described below.

•	How it would pursue rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to those persons who are registered as holders of notes. As noted above, we do not have obligations to you if you hold in “street name” or through other indirect means, either because you choose to hold notes in that manner or because the notes are issued in the form of “global securities” as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a “street name” customer but does not do so.

Global Securities

What Is a Global Security? A “global security” is a special type of indirectly held security, as described in “‘Street Name’ and Other Indirect Holders.” The ultimate beneficial owners can only be indirect holders of those notes we issue in the form of global securities. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the notes included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a note must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. In general, as described further under “Book-Entry System” below, each series of notes will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of notes and instead deal only with the depositary that holds the global security.

An investor should be aware that if notes are issued only in the form of global securities:

•	The investor cannot get notes registered in his or her own name.

•	The investor cannot receive physical certificates for his or her interest in the notes.

•	The investor will be a “street name” holder and must look to his or her own bank or broker for payments on the notes and protection of his or her legal rights relating to the notes. See “Street Name and Other Indirect Holders” above.

•	The investor may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•	The depositary’s policies will govern payments, transfers, exchange and other matters relating to the investor’s interest in the global security. Neither we nor the trustee have responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security and neither we nor the trustee supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security will be Terminated. In a few special situations, the global security will terminate and interests in it will be exchanged for physical certificates representing notes (called “certificated notes”). After that exchange, the choice of whether to hold notes directly or in “street name” will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in notes transferred to their own name, so that they will be direct holders. The rights of “street name” investors and direct holders in the notes have been previously described in the subsections entitled “‘Street Name’ and Other Indirect Holders” and “Direct Holders” above. The special situations for termination of a global security are described under “Book-Entry System” below. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding which institutions will be the initial direct holders.

General Features of the Notes

The notes will be unsecured obligations of Caterpillar Financial and will be issued only in the form of one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary, except for foreign currency notes and except as specified in “Book-Entry System” below. Foreign currency notes may be represented either by global notes or by certificated notes, as specified in the applicable pricing supplement. As used in this prospectus supplement, the term “holder” means those who own notes registered in their own names and not those who own beneficial interests in notes registered in “street name” or in notes represented by a global note or notes issued in “book-entry” form through the depository. For more information on certificated and global notes, see “Legal Ownership” above and “Book-Entry System” below.

Each note will be denominated either in U.S. dollars or in one or more foreign or composite currencies or currency units. The U.S. dollar equivalent of foreign currency notes, called the market exchange rate, will be determined by the exchange rate agent, as identified below, on the basis of the noon buying rate for cable transfers in The City of New York, as determined by the Federal Reserve Bank of New York for such currencies on the business day immediately preceding the applicable issue dates. The term “business day” has a special meaning described below. Special United States federal income tax considerations apply to foreign currency notes and are described below under “Certain United States Federal Income Tax Consequences—United States Holders—Nonfunctional Currency Notes.”

The notes will be offered on a continuous basis and will mature nine months or more from the date of issue, as selected by the initial purchaser and agreed to by us.

The notes may be issued as original issue discount notes. An original issue discount note is a note, including any zero-coupon note, which is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. For additional information regarding payments upon acceleration of the maturity of an original issue discount note and regarding the United States federal tax considerations of original issue discount notes, see “Payment of Principal and Interest” and “Certain United States Federal Income Tax Consequences—United States Holders—Original Issue Discount.” Original issue discount notes will be treated as original issue discount securities for purposes of the indenture.

Purchasers are required to pay for foreign currency notes in U.S. dollars, a foreign currency or other composite currency unit, as specified in the applicable pricing supplement. Such foreign currency or other composite currency unit is called the specified currency. At the present time there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies and vice versa, and banks generally do not offer non-U.S. dollar checking or savings account facilities in the United States. However, if a purchaser of notes requests the agent who presented the offer to purchase foreign currency notes to us, on or prior to the fifth business day preceding the date of delivery of these foreign currency notes, or by such other day as determined by the agent, the agent is prepared to arrange for the conversion of U.S. dollars into the specified currency described in the applicable pricing supplement to enable the purchasers to pay for the notes. Each such conversion will be made by the applicable agent on terms and subject to conditions, limitations and charges as the applicable agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the notes. See “Special Provisions Relating to Foreign Currency Notes.”

The notes may be registered for transfer or exchange at the principal office of the Corporate Trust Department of U.S. Bank Trust National Association (formerly First Trust of New York, National Association) (the “trustee”) in The City of New York. The transfer or exchange of global notes will be effected as specified in “Book-Entry System” below.

Except as described in “Description of Debt Securities We May Offer—Certain Restrictions—Restrictions on Liens and Encumbrances” in the accompanying prospectus, the indenture does not contain any provision which will restrict us from incurring, assuming or becoming liable with respect to any indebtedness or other obligations. In addition, although the support agreement between Caterpillar Inc. and us does provide that Caterpillar Inc. will ensure that we will maintain a tangible net worth of at least $20 million and will maintain a ratio of earnings and interest expense to interest expense of not less than 1.15 to 1, the indenture does not contain any provision which would afford holders of the notes other protection upon the occurrence of a highly leveraged transaction involving Caterpillar Financial which may adversely affect the creditworthiness of the notes. See “Description of Debt Securities We May Offer—Certain Restrictions” in the accompanying prospectus.

As used in this prospectus supplement, business day means, with respect to any note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; however

•	if the note is denominated in a specified currency other than U.S. dollars, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency (but if the specified currency is the euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (T2) System, or any successor or replacement thereto, is open (a “target settlement day”)), and

•	with respect to EURIBOR notes, the day must also be a target settlement day.

As used in the preceding sentence, principal financial center means the capital city of the country issuing the specified currency, except that with respect to the following currencies, the financial center shall be the city listed next to each currency:

Currency	Financial Center
U.S. dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
South African rand	Johannesburg
Swiss francs	Zurich

Payment of Principal and Interest

Unless we otherwise specify in the applicable pricing supplement, payments of principal of, and premium, if any, and interest on all notes will be made in the applicable specified currency, provided, however, that payments of principal of, and premium, if any, and interest on foreign currency notes will nevertheless be made in U.S. dollars:

•	if the foreign currency notes are certificated notes, at the option of the holders of these notes under the procedures described below,

•	if the foreign currency notes are global notes, unless the depositary has received notice from any of its participants of their election to receive payment in the specified currency as provided in “Book-Entry System” below, and

•	at our option if the specified currency is unavailable, in our good faith judgment, due to the imposition of exchange controls or other circumstances beyond our control.

See “Special Provisions Relating to Foreign Currency Notes—Payment Currency,” for further information regarding payment of foreign currency notes.

Where payments of principal and premium, if any, and interest at maturity are to be made in U.S. dollars, payments will be made in immediately available funds, provided that the note is presented to the trustee in time for the trustee to make the payments in such funds in accordance with its normal procedures. Payments of interest, other than interest payable at maturity, to be made in U.S. dollars with respect to global notes will be paid in immediately available funds to the depositary or its nominee. The depositary will allocate payments relating to a global note and make payments to the owners or holders of the global notes in accordance with its existing operating procedures. Neither we nor the trustee shall have any responsibility or liability for these payments by the depositary. So long as the depositary or its nominee is the registered owner of any global note, the depositary or its nominee will be considered the sole owner or holder of such note for all purposes under the indenture.

Where payments of interest and, in the case of amortizing notes, principal and premium, if any, with respect to any certificated note, other than amounts payable at maturity, are to be made in U.S. dollars, the payments will be paid by check mailed to the address of the person entitled to the payments as it appears in the security register. However, unless otherwise specified in the pricing supplement, a holder of $10,000,000 or more in aggregate principal amount of certificated notes having the same provisions shall be entitled to receive such payment of interest in U.S. dollars by wire transfer of immediately available funds to such account with a bank located in the United States as such holder designates in writing, but only if appropriate payment instructions have been received in writing by the trustee on or prior to the regular record date for such certificated notes.

Unless we otherwise indicate in the applicable pricing supplement, payments of principal and premium, if any, and interest with respect to any note to be made in a specified currency other than U.S. dollars will be paid in immediately available funds by wire transfer to such account maintained by the holder with a bank designated by the holder, which in the case of global notes will be the depositary or its nominee, on or prior to the regular record date or at least 15 days prior to maturity, as the case may be, provided that such bank has the appropriate facilities for such a payment in the specified currency. However, it is also necessary that, with respect to payments of principal and premium, if any, and interest at maturity, the note is presented to the trustee in time for the trustee to make such payment in accordance with its normal procedures, which shall require presentation no later than two business days prior to maturity in order to ensure the availability of immediately available funds in the specified currency at maturity. A holder must make such designation by filing the appropriate information with the trustee and, unless revoked, any such designation made with respect to any note will remain in effect with respect to any further payments payable to such holder with respect to such note.

Unless we otherwise specify in the applicable pricing supplement, if we redeem any original issue discount note as described below under “Redemption and Repurchase,” or we repay any such note at the option of the holder as described below under “Repayment at Option of Holder,” or if the principal of any such note is declared to be due and payable immediately as described in the accompanying prospectus under “Description of Debt Securities We May Offer—Events of Default and Notices,” the amount of principal due and payable with respect to that note shall be limited to the sum of the aggregate principal amount of such note multiplied by the issue price, expressed as a percentage of the aggregate principal amount, plus the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, as applicable, which accrual shall be calculated using the “interest method,” computed in accordance with generally accepted accounting principles, in effect on the date of redemption, repayment or declaration, as applicable.

If we so specify in the applicable pricing supplement, payments of principal and premium, if any, and interest with respect to any foreign currency note which is a certificated note will be made in U.S. dollars if the holder of such note elects to receive all such payments in U.S. dollars by delivery of a written request to the trustee either on or prior to the regular record date for such certificated note or at least 15 days prior to maturity. Such election may be in writing, mailed or hand delivered, or by facsimile transmission. A holder of a foreign currency note which is a certificated note may elect to receive payment in U.S. dollars for all principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the trustee, but written notice of such revocation must be received by the trustee either on or prior to the regular record date or at least 15 days prior to maturity.

Holders of foreign currency notes whose notes are held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made. Holders of foreign currency notes which are global notes will receive payments in U.S. dollars unless they notify the depositary of their election to receive payments in the specified currency. See “Book-Entry System” for further information regarding payment arrangements with respect to such notes.

The U.S. dollar amount to be received by a holder of a foreign currency note will be based upon the exchange rate as determined by the exchange rate agent based on the highest firm bid quotation for U.S. dollars received by such exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the exchange rate agent and approved by us, one of which may be the exchange rate agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency payable on such payment date in respect of all notes denominated in such specified currency. If no such bid quotations are available, payments will be made in the specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or to other circumstances beyond our control, in which case payment will be made as described below under “Special Provisions Relating to Foreign Currency Notes—Payment Currency.” All currency exchange costs will be borne by the holders of such notes by deductions from such payments. Unless we otherwise specify in the applicable pricing supplement, U.S. Bank Trust National Association will be the exchange rate agent for the notes.

Interest Rate

Each note, other than a zero-coupon note, will bear interest from and including the date of issue, or in the case of notes issued upon registration of transfer or exchange from and including the most recent interest payment date to which interest on such note has been paid or duly provided for. Such interest will be payable at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula or formulas, stated in such note and in the applicable pricing supplement until the principal of such note is paid or made available for payment. Interest will be payable on each interest payment date and at maturity. Interest will be payable to the person in whose name a note is registered at the close of business on the regular record date next preceding each interest payment date; provided, however, that interest payable at maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any note originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner of such note on such next succeeding regular record date.

Unless otherwise specified in the applicable pricing supplement, the regular record date with respect to floating rate notes, as such notes are further described in the last paragraph of this subsection, shall be the date 15 calendar days prior to such interest payment date, whether or not such date shall be a business day. Unless otherwise specified in the applicable pricing supplement, the regular record dates with respect to fixed rate notes, as such notes are further described in the last paragraph of this subsection, shall be the fifteenth calendar day (whether or not a business day) next preceding the applicable interest payment date.

Interest rates we offer on the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. Interest rates, interest rate formulas and other variable terms of the notes are subject to change by us from time to time, but no such change will affect any note already issued or as to which an offer to purchase has been accepted by us.

Unless otherwise specified in the applicable pricing supplement, each note, other than a zero-coupon note, will bear interest at either (a) a fixed rate, in which case the note is a fixed rate note, or (b) a variable rate, in which case the note is a floating rate note.

Fixed Rate Notes

The applicable pricing supplement relating to a fixed rate note will designate a fixed rate of interest per annum payable on such fixed rate note, which rate will also be stated on the face of such note. Each fixed rate note will bear interest from the date of issue, or in the case of notes issued upon registration of transfer or exchange, from the most recent interest payment date to which interest on such note has been paid or duly provided for, at such per annum rate. The applicable pricing supplement relating to a fixed rate note will specify the dates on which interest is payable on such fixed rate note, called the interest payment dates.

Unless we otherwise specify in the applicable pricing supplement, interest payments, if any, on a fixed rate note will be the amount of interest accrued from and including the last date in respect of which interest has been paid or duly provided for, or from and including the date of issue if no interest has been paid or provided for with respect to such note, to but excluding the interest payment date or the date of maturity. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest on fixed rate notes will be payable generally to the person in whose name such a note is registered at the close of business on the regular record date.

If the interest payment date or the maturity for any fixed rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest may be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such interest payment date or maturity, as the case may be.

Floating Rate Notes

Unless we otherwise specify in the applicable pricing supplement, each floating rate note will bear interest at a variable rate determined by reference to an interest rate formula or formulas, which may be adjusted by adding or subtracting the spread and/or multiplying by the spread multiplier, each as described below. A floating rate note may also have either or both of the following: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period; and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period. The spread is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The spread multiplier is the percentage of the related interest rate basis or bases applicable to a floating rate note by which the interest rate basis or bases will be multiplied to determine the applicable interest rate. The index maturity is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or bases will be calculated, as specified in the applicable pricing supplement.

The applicable pricing supplement relating to a floating rate note will designate an interest rate basis or bases for such floating rate note. Such basis or bases may be:

•	the CD Rate, in which case such note will be a CD Rate note,

•	the CMT Rate, in which case such note will be a CMT Rate note,

•	the Commercial Paper Rate, in which case such note will be a Commercial Paper Rate note,

•	the Eleventh District Cost of Funds Rate, in which case such note will be an Eleventh District Cost of Funds Rate note,

•	EURIBOR, in which case such note will be a EURIBOR note,

•	the Federal Funds Rate, in which case such note will be a Federal Funds Rate note,

•	the Prime Rate, in which case such note will be a Prime Rate note,

•	the SOFR or SOFR Index, in which case such note will be a SOFR note,

•	the Treasury Rate, in which case such note will be a Treasury Rate note, or

•	such other interest rate formula or formulas (which may include a combination of more than one of the interest rate bases described above) as may be described in such pricing supplement.

We will also specify in the applicable pricing supplement for a floating rate note the spread and/or spread multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each note. In addition, in such pricing supplement we will define or particularize for each note the following terms, if applicable: initial interest rate, interest payment dates, index maturity, designated CMT maturity index, designated CMT Reuters page and interest reset date or dates with respect to that note.

Change of Interest Rate. Unless we otherwise specify in the applicable pricing supplement, the rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, each an interest reset date, as specified in the applicable pricing supplement. Unless otherwise indicated in the applicable pricing supplement, the interest reset date will be as follows:

•	in the case of floating rate notes which reset daily, each business day;

•	in the case of floating rate notes, other than the Treasury Rate notes, which reset weekly, the Wednesday of each week;

•	in the case of Treasury Rate notes which reset weekly, the Tuesday of each week (except as described below);

•	in the case of floating rate notes which reset monthly, the third Wednesday of each month, with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate is an applicable interest rate basis, which will reset on the first calendar day of the month;

•	in the case of floating rate notes which reset quarterly, the third Wednesday of March, June, September and December of each year;

•	in the case of floating rate notes which reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

•	in the case of floating rate notes which reset annually, the third Wednesday of one month of each year specified in the applicable pricing supplement.

In any event, the interest rate in effect from the date of issue to the first interest reset date with respect to a floating rate note will be the initial interest rate, as described in the applicable pricing supplement. If any interest reset date for any floating rate note would otherwise be a day that is not a business day for such floating rate note, the interest reset date for such floating rate note shall be postponed to the next day that is a business day for such floating rate note. However, in the case of EURIBOR notes and any floating rate notes as to which SOFR is the applicable interest rate basis, if such business day is in the next succeeding calendar month, such interest reset date shall be the immediately preceding business day.

Date Interest Rate Is Determined. Unless we otherwise specify in the applicable pricing supplement, the interest determination date pertaining to an interest reset date for a Federal Funds Rate note will be the applicable interest reset date, the interest determination date for a Prime Rate note will be the business day preceding the interest reset date with respect to such note and the interest determination date for a CD Rate note and a Commercial Paper Rate note will be the second business day preceding the interest reset date with respect to such note.

Unless we otherwise specify in the applicable pricing supplement, the interest determination date pertaining to an interest reset date for a CMT Rate note will be the second U.S. Government Securities Business Day preceding such interest reset date. Unless we otherwise specify in the applicable pricing supplement, U.S. Government Securities Business Day means any day except for a Saturday, Sunday or a day on which The Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Unless we otherwise specify in the applicable pricing supplement, the interest determination date pertaining to an interest reset date for an Eleventh District Cost of Funds Rate note will be the last business day of the month immediately preceding such interest reset date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below under “—Eleventh District Cost of Funds Rate Notes.”

Unless we otherwise specify in the applicable pricing supplement, the interest determination date pertaining to an interest reset date for a EURIBOR note will be the second target settlement day preceding such interest reset date.

Unless we otherwise specify in the applicable pricing supplement, the interest determination date pertaining to an interest reset date for a SOFR note will be the second U.S. Government Securities Business Day prior to each interest payment date.

Unless we otherwise specify in the applicable pricing supplement, the interest determination date pertaining to an interest reset date for a Treasury Rate note will be the day of the week in which such interest reset date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate note interest determination date pertaining to the interest reset date occurring in the next succeeding week. If the interest determination date would otherwise fall on an interest reset date, then this interest reset date will be postponed to the next succeeding business day. The interest determination date pertaining to a floating rate note the interest rate of which is determined by reference to two or more interest rate bases will be the latest business day which is at least two business days before the related interest reset date for the applicable floating rate note on which each interest rate basis is determinable. Each interest rate basis will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date.

Payment of Interest. Unless we otherwise indicate in the applicable pricing supplement and except as provided below, interest will be payable as follows:

•	in the case of floating rate notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as indicated in the applicable pricing supplement;

•	in the case of floating rate notes which reset quarterly, on the third Wednesday of March, June, September and December of each year;

•	in the case of floating rate notes which reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement;

•	in the case of floating rate notes which reset annually, on the third Wednesday of the month specified in the applicable pricing supplement (each of the foregoing is an interest payment date); and

•	in each case, at maturity.

If an interest payment date with respect to any floating rate note would otherwise fall on a day that is not a business day with respect to such note, such interest payment date will be postponed to the following day that is a business day with respect to such note, except that in the case of a EURIBOR note or a SOFR note, if such day falls in the next calendar month, such interest payment date will be the preceding day that is a business day with respect to such note. If the maturity of any floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest may be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after maturity.

Unless we otherwise specify in the applicable pricing supplement, interest payments, if any, on a floating rate note will be the amount of interest accrued from and including the last date in respect of which interest has been paid or duly provided for, or from and including the date of issue if no interest has been paid or provided for with respect to such note, to but excluding the interest payment date or the date of maturity.

With respect to a floating rate note, except as set forth below under “—SOFR Notes—Compounded Daily SOFR Notes” and “—SOFR Notes—Compounded SOFR Index Notes,” accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated.

The interest factor for each day is computed by dividing the interest rate applicable to such day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Eleventh District Cost of Funds Rate notes, EURIBOR notes, Federal Funds Rate notes or Prime Rate notes, or by the actual number of days in the year, in the case of CMT Rate notes and Treasury Rate notes. The interest factor for floating rate notes as to which the interest rate is calculated with reference to two or more interest rate bases (excluding the Secured Overnight Financing Rate) will be calculated in each period in the same manner as if only the applicable interest rate basis specified in the applicable pricing supplement applied.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655). All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

In addition to any maximum interest rate which may be applicable to any floating rate note pursuant to the above provisions, the interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Unless we otherwise specify in the applicable pricing supplement, the calculation date pertaining to any interest determination date, other than with respect to SOFR notes, shall be the earlier of (i) the tenth calendar day after such interest determination date or, if any such day is not a business day, the next succeeding business day or (ii) the business day preceding the applicable interest payment date or maturity, as the case may be.

Upon the request of the holder of any floating rate note, the calculation agent, as described below, will provide the interest rate then in effect, to the extent then known, and, if different, the interest rate which will become effective as a result of a determination made on the most recent interest determination date with respect to such floating rate note. Unless otherwise provided in the applicable pricing supplement, U.S. Bank Trust National Association will be the calculation agent with respect to the floating rate notes. The determination of any interest rate by the calculation agent will be final and binding absent manifest error.

The interest rate(s) on the floating rate notes that are CD Rate notes, CMT Rate notes, Commercial Paper Rate notes, Eleventh District Cost of Funds Rate notes, EURIBOR notes, Federal Funds Rate notes, Prime Rate notes, SOFR notes, or Treasury Rate notes will be determined as described under the following captions, as applicable.

CD Rate Notes

CD Rate notes will bear interest at the interest rates, calculated with reference to the CD Rate and the spread and/or spread multiplier, if any, and will be payable on the dates, that we specify on the face of the CD Rate note and in the applicable pricing supplement.

Unless we otherwise indicate in the applicable pricing supplement, “CD Rate” means, with respect to any interest determination date relating to a CD Rate note (a “CD interest determination date”), the rate on such date for negotiable U.S. dollar certificates of deposit having the index maturity designated by us in the applicable pricing supplement as published in the H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market).”

The following procedures will be followed if the CD Rate cannot be determined as described above:

•	If the above rate is not published by 5:00 p.m., New York City time, on the calculation date pertaining to such CD interest determination date, the calculation agent will determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD interest determination date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the agents or their affiliates) selected by the calculation agent for negotiable U.S. dollar certificates of deposit of major United States money market banks for negotiable U.S. dollar certificates of deposit with a remaining maturity closest to the index maturity in an amount that is representative for a single transaction in that market at that time.

•	If the dealers selected by the calculation agent are not quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on such CD interest determination date.

“H.15 Daily Update” means the Selected Interest Rates (Daily) – H.15 release, published by the Board of Governors of the Federal Reserve System and available on their website at http://www.federalreserve.gov/releases/h15/update/default.htm or any successor site or publication.

CMT Rate Notes

CMT Rate notes will bear interest at the interest rates, calculated with reference to the CMT Rate and the spread and/or spread multiplier, if any, and will be payable on the dates, that we specify on the face of the CMT Rate note and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “CMT Rate” means, with respect to any interest determination date relating to a CMT Rate note (a CMT interest determination date):

(1)	if Reuters Page FRBCMT (as defined below) is specified in the applicable pricing supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update under the caption “Treasury Constant Maturities,” as the yield is displayed on Reuters (or any successor service) (“Reuters”) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”) or, if not so displayed, on the Bloomberg service (or any successor service) on page NDX 7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX 7”), for the particular CMT interest determination date, or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FRBCMT or Bloomberg Page NDX 7, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular index maturity and for the particular CMT interest determination date as published in the H.15 Daily Update under the caption “Treasury Constant Maturities,” or

(c) if the rate referred to in clause (b) does not so appear in the H.15 Daily Update, the rate on the particular CMT interest determination date for the period of the particular index maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in the H.15 Daily Update, or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular CMT interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on that CMT interest determination date of three leading primary United States government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a reference dealer), selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than 1 year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular CMT interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular CMT interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on that CMT interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular CMT interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular CMT interest determination date; or

(2)	if Reuters Page FEDCMT (as defined below) is specified in the applicable pricing supplement:

(a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update opposite the caption “Treasury Constant Maturities,” as the yield is displayed on Reuters (or any successor service) (on page FEDCMT or any other page as may replace the specified page on that service) (“Reuters Page FEDCMT”) or, if not so displayed, on the Bloomberg service (or any successor service) on Bloomberg Page NDX 7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular CMT interest determination date falls, or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT or Bloomberg Page NDX 7, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular index maturity and for the week or month, as applicable, preceding the particular CMT interest determination date as published in the H.15 Daily Update opposite the caption “Treasury Constant Maturities,” or

(c) if the rate referred to in clause (b) does not so appear in the H.15 Daily Update, the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular index maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular CMT interest determination date falls, or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular CMT interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on that CMT interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than 1 year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular CMT interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular CMT interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on that CMT interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular CMT interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that CMT interest determination date.

If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate Notes

Commercial Paper Rate notes will bear interest at the interest rates, calculated with reference to the Commercial Paper Rate and the spread and/or spread multiplier, if any, and will be payable on the dates, that we specify on the face of the Commercial Paper Rate note and in the applicable pricing supplement.

Unless we otherwise indicate in the applicable pricing supplement, “Commercial Paper Rate” means, with respect to any interest determination date relating to a Commercial Paper Rate note (a commercial paper interest determination date), the money market yield, calculated as described below, of the rate on such date for commercial paper having the index maturity specified by us in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•	If the above rate is not published by 5:00 p.m., New York City time, on the calculation date pertaining to such Commercial Paper interest determination date, then the calculation agent will determine the Commercial Paper Rate to be the money market yield of the arithmetic mean (rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five-millionths of a percentage point rounded upwards) of the offered rates as of 11:00 a.m., New York City time, on such commercial paper interest determination date of three leading dealers of commercial paper in The City of New York selected by the calculation agent for commercial paper of the index maturity specified in the applicable pricing supplement placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization.

•	If the dealers selected by the calculation agent are not quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on such commercial paper interest determination date.

The money market yield shall be a yield, expressed as a percentage rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five-millionths of a percentage point rounded upwards, calculated in accordance with the following formula:

where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Eleventh District Cost of Funds Rate Notes

Eleventh District Cost of Funds Rate notes will bear interest at the rates, calculated with reference to the Eleventh District Cost of Funds Rate and the spread and/or spread multiplier, if any, specified in the applicable Eleventh District Cost of Funds Rate notes and in any applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “Eleventh District Cost of Funds Rate” means:

(1)	the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the applicable interest determination date falls as set forth opposite the caption “11TH District” on the display on Reuters, or any successor service, on page COFI/ARMS or any other page as may replace that specified page on that service (“Reuters Page COFI/ARMS”) or, if not so displayed on Reuters, as displayed on the Bloomberg service (or any successor service) on page ALLX COF (or any other page as may replace the specified page on that service) (“Bloomberg Page ALLX COF”), in each case as of 11:00 A.M., San Francisco time, on the applicable interest determination date; or

(2)	if the rate referred to in clause (1) does not appear on Reuters Page COFI/ARMS or Bloomberg Page ALLX COF, as the case may be, on the related interest determination date, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable interest determination date; or

(3)	if the Federal Home Loan Bank of San Francisco fails to announce the Index on or before the applicable interest determination date for the calendar month immediately preceding the applicable interest determination date, the Eleventh District Cost of Funds Rate in effect on the applicable interest determination date.

EURIBOR Notes

EURIBOR notes will bear interest at the rates, calculated with reference to the European Interbank Offered Rate for deposits in euro, or “EURIBOR,” and the spread and/or spread multiplier, if any, specified in the applicable EURIBOR notes and in any applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “EURIBOR” means:

(1)	the rate for deposits in euro as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, as that rate appears on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace that specified page on that service (“Reuters Page EURIBOR01”) as of 11:00 A.M., Brussels time, on the applicable interest determination date, or

(2)	if the rate referred to in clause (1) does not appear on Reuters Page EURIBOR01, or is not so published by 11:00 A.M., Brussels time, on the applicable interest determination date, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal Euro-zone (as defined below) offices of four major reference banks in the Euro-zone interbank market, which may include affiliates of the agents, to provide the calculation agent with its offered quotation for deposits in euros for the period of the index maturity designated in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the applicable interest determination date and in a principal amount not less than the equivalent of $1 million in euro that is representative for a single transaction in euro in that market at that time, or

(3)	if fewer than two quotations referred to in clause (2) are so provided, the rate on the applicable interest determination date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such interest determination date by four major banks in the Euro-zone for loans in euro to leading European banks, having the index maturity designated in the applicable pricing supplement, commencing on the applicable interest reset date and in a principal amount not less than the equivalent of $1 million in euro that is representative for a single transaction in euros in that market at that time, or

(4)	if the banks so selected by the calculation agent are not quoting as mentioned in clause (3), EURIBOR in effect on the applicable interest determination date.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on the European Union and “euro” means such single currency.

Federal Funds Rate Notes

Federal Funds Rate notes will bear interest at the interest rates, calculated with reference to the Federal Funds Rate and the spread and/or spread multiplier, if any, and will be payable on the dates, that we specify on the face of the Federal Funds Rate note and in the applicable pricing supplement. The Federal Funds Rate will be calculated by reference to the Federal Funds (Effective) Rate, the Federal Funds Open Rate or the Federal Funds Target Rate, as specified in the applicable pricing supplement.

Unless we otherwise indicate in the applicable pricing supplement, “Federal Funds Rate” means, with respect to any interest determination date relating to a Federal Funds Rate note (a federal funds interest determination date), the rate determined by the calculation agent as of the applicable interest determination date in accordance with the following provisions:

(i)	If “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable pricing supplement, the Federal Funds Rate as of the applicable federal funds interest determination date shall be the rate with respect to such date for U.S. dollar federal funds as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal funds (effective),” as such rate is displayed on Reuters (or any successor service) on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT.” If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in the H.15 Daily Update or another recognized electronic source by 5:00 p.m., New York City time, on the related calculation date, then the Federal Funds Rate with respect to such federal funds interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on the business day following such federal funds interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such federal funds interest determination date will be the Federal Funds Rate in effect on such federal funds interest determination date.

(ii)	If “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable pricing supplement, the Federal Funds Rate as of the applicable federal funds interest determination date shall be the rate on such date under the heading “Federal Funds” for the relevant index maturity and opposite the caption “Open” as such rate is displayed on Reuters (or any successor service) on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for the federal funds interest determination date will be the rate for that day displayed on the FFPREBON Index page on Bloomberg, which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on the FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the Federal Funds Rate on such federal funds interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such federal funds interest determination date will be the Federal Funds Rate in effect on such federal funds interest determination date.

(iii)	If “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable pricing supplement, the Federal Funds Rate as of the applicable federal funds interest determination date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for such federal funds interest determination date will be the rate for that day appearing on Reuters (or any successor service) on page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 p.m., New York City time, on the related calculation date, then the Federal Funds Rate on such federal funds interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds interest determination date; provided, however that if the brokers selected by the calculation agent are not quoting as mentioned above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on such federal funds interest determination date.

Prime Rate Notes

Prime Rate notes will bear interest at the interest rates, calculated with reference to the Prime Rate and the spread and/or spread multiplier, if any, and will be payable, on the dates specified on the face of the Prime Rate note and in the applicable pricing supplement.

Unless we otherwise indicate in the applicable pricing supplement, “Prime Rate” means, with respect to any interest determination date relating to a Prime Rate note (a prime rate interest determination date), the rate for the relevant prime rate interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Bank prime loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

•	If the rate is not published prior to 5:00 p.m., New York City time, on the calculation date pertaining to the prime rate interest determination date, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page, as defined below, as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on that interest determination date.

•	If fewer than four such rates are so published by 5:00 p.m., New York City time, for the prime rate interest determination date, the calculation agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360 day year as of the close of business on such prime rate interest determination date by at least three major banks (which may include affiliates of the agents) in The City of New York selected by the calculation agent.

•	If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on such prime rate interest determination date.

The Reuters Screen USPRIME1 Page is the display designated as page “USPRIME1” on Reuters (or any successor service), or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

SOFR Notes

Prior to the occurrence of a Benchmark Transition Event and related Benchmark Replacement Date (each as defined below in this “—SOFR Notes” section), if any notes are designated on the cover of the applicable pricing supplement with reference to the Secured Overnight Financing Rate, commonly referred to as SOFR, such notes will bear interest calculated by reference to daily SOFR, a 30-, 90- or 180-day average SOFR, or any other SOFR rate or SOFR index rate, as may be published at such time by the SOFR Administrator (as defined below) or calculable at such time by reference to such published rates, in each case as specified in the applicable pricing supplement, and the spread and/or spread multiplier, if any, specified on the face of the SOFR notes and on the cover of the applicable pricing supplement. SOFR notes will be subject to the minimum and the maximum interest rate, if any, as specified in any applicable pricing supplement.

SOFR notes will be Compounded Daily SOFR notes or Compounded SOFR Index notes, as described below, unless otherwise specified in the applicable pricing supplement.

Unless the applicable pricing supplement specifies otherwise, the interest rate applicable for each interest period will be the rate determined by the calculation agent, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to SOFR (a “SOFR interest determination date”) at a base rate equal to Compounded SOFR, calculated as described below or by any other method of calculation specified in the applicable pricing supplement.

The amount of interest accrued and payable on SOFR notes for each interest period will be equal to the product of (i) the outstanding principal amount of SOFR notes multiplied by (ii) the product of (a) the base rate adjusted by the applicable spread or spread multiplier for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360.

Promptly upon such determination, the calculation agent will notify us of the floating interest rate for the relevant interest period. Any calculation or determination by the calculation agent with respect to the floating interest rate will be made in the calculation agent’s sole discretion and will be conclusive and binding absent manifest error.

The SOFR interest determination date for Compounded Daily SOFR notes and Compounded SOFR Index notes means the day that is the number of U.S. Government Securities Business Days prior to the interest payment date in respect of the relevant interest period, as specified in the applicable pricing supplement. Unless the applicable pricing supplement specifies otherwise, the SOFR interest determination date for each interest period will be two U.S. Government Securities Business Days preceding the applicable interest payment date.

Notwithstanding the foregoing paragraphs, if we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant SOFR interest determination date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the rate of interest payable on the SOFR notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus or minus the spread specified in the applicable pricing supplement.

Compounded Daily SOFR Notes

If the applicable pricing supplement for any SOFR note specifies the interest rate basis as being “Compounded Daily SOFR,” then “Compounded SOFR,” with respect to any interest period, means the rate of return of a daily compounded interest investment calculated in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655))):

where:

“d0”, for any observation period, means the number of U.S. Government Securities Business Days in the relevant observation period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant observation period;

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant observation period, is equal to SOFR in respect of that day “i”;

“ni”, for any U.S. Government Securities Business Day “i” in the relevant observation period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”);

“d” means the number of calendar days in the relevant observation period;

“interest period” means each period (as specified in the applicable pricing supplement) from, and including, an interest payment date (or, in the case of the first interest period, the issue date) to, but excluding, the next interest payment date (or, in the case of the final interest period, the maturity date or earlier redemption or repayment date).

“observation period” means, in respect of each interest period, the period from, and including, the date that is two U.S. Government Securities Business Days (or such other number of U.S. Government Securities Business Days as we may specify in the applicable pricing supplement) preceding the first date in such interest period to, but excluding, the date that is two U.S. Government Securities Business Days (or such other number of U.S. Government Securities Business Days as we may specify in the applicable pricing supplement) preceding the interest payment date for such interest period;

“SOFR” means, with respect to any U.S. Government Securities Business Day:

(1) the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s website at 3:00 p.m., New York City time, on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(2) if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (as each such term is defined below under “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date”) have occurred, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s website; or

(3) If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement, subject to the provisions described, and as defined, below under “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date.”

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate);

“SOFR Administrator’s website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing website is an inactive textual reference only, meaning that the information contained on the website is not part of this document and is not incorporated herein by reference; and

“U.S. Government Securities Business Day” means any day that is not a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Compounded SOFR Index Notes

If the applicable pricing supplement for any SOFR note specifies the interest rate basis as being “Compounded SOFR Index,” then “Compounded SOFR,” with respect to any interest period, means the rate computed in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655))):

where:

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s website.

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, preceding the interest payment date relating to such interest period; and

“dc” means the number of calendar days in the relevant observation period.

“interest period” means each period (as specified in the applicable pricing supplement) from, and including, an interest payment date (or, in the case of the first interest period, the issue date) to, but excluding, the next interest payment date (or, in the case of the final interest period, the maturity date or earlier redemption or repayment date).

“observation period” means, in respect of each interest period, the period from, and including, the date that is two U.S. Government Securities Business Days (or such other number of U.S. Government Securities Business Days as we may specify in the applicable pricing supplement) preceding the first date in such interest period to, but excluding, the date that is two U.S. Government Securities Business Days (or such other number of U.S. Government Securities Business Days as we may specify in the applicable pricing supplement) preceding the interest payment date for such interest period.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)	the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s website at 3:00 p.m., New York City time, on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then:

i.	if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below under “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date”) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—SOFR Index Unavailable” provisions below; or

ii.	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date” provisions below.

“U.S. Government Securities Business Day” means any day that is not a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated SOFR interest determination date and a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below under “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date”) have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “observation period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day “i” in the observation period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s website.

Effect of Benchmark Transition Event and Related Benchmark Replacement Date

Benchmark Replacement. If we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant Reference Time that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to the then-current Benchmark for the SOFR notes, the applicable Benchmark Replacement will replace the then-current Benchmark for the SOFR notes for all purposes relating to the SOFR notes in respect of all determinations on such date and for all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee (which may be our affiliate), after consulting with us, will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by us or our designee (which may be our affiliate), pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and our designee will not make any such determination, decision or election to which we object; and

•	notwithstanding anything to the contrary in this prospectus supplement and the accompanying prospectus, the indentures or the SOFR notes, shall become effective without consent from the holders of the SOFR notes or any other party.

The calculation agent shall have no liability for not making any determination, decision or election pursuant to the benchmark transition provisions. We may designate an entity (which entity may be a calculation agent and/or our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark transition provisions set forth herein or in any applicable pricing supplement.

Certain Defined Terms. As used in this “—SOFR Notes” section with respect to any Benchmark Transition Event and implementation of the applicable Benchmark Replacement and Benchmark Replacement Conforming Changes:

“Benchmark” means, initially, the applicable Compounded SOFR, as described above; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to such applicable Compounded SOFR (or the daily SOFR or SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee (which may be our affiliate), after consulting with us, as of the Benchmark Replacement Date:

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3)	the sum of: (a) the alternate rate of interest that has been selected by us or our designee (which may be our affiliate), after consulting with us, as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (which may be our affiliate), after consulting with us, as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body or determined by us or our designee (which may be our affiliate), after consulting with us, in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (which may be our affiliate), after consulting with us, after giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” the manner, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors (including changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the interest period) and other administrative matters) that we or our designee (which may be our affiliate), after consulting with us, determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (which may be our affiliate), after consulting with us, decides that implementation of any portion of such market practice is not administratively feasible or we or our designee (which may be our affiliate), after consulting with us, determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (which may be our affiliate), after consulting with us, determines is appropriate).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded Daily SOFR calculated by reference to daily SOFR, the SOFR Determination Time, and (2) if the Benchmark is Compounded SOFR Index calculated by reference to SOFR Index, the SOFR Index Determination Time, and (3) if the Benchmark is not Compounded SOFR Index calculated by reference to SOFR or SOFR Index, the time determined by us or our designee (which may be our affiliate), after consulting with us, in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s website. The information contained on such website is not part of this prospectus supplement and is not incorporated into this prospectus supplement by reference.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Treasury Rate Notes

Treasury Rate notes will bear interest at the interest rates, calculated with reference to the Treasury Rate and the spread and/or spread multiplier, if any, and will be payable on the dates, specified by us on the face of the Treasury Rate note and in the applicable pricing supplement.

Unless we otherwise indicate in the pricing supplement, “Treasury Rate” means, with respect to any interest determination date relating to a Treasury Rate note (a Treasury interest determination date), the following:

(1)	the rate from the auction held on such Treasury Rate interest determination date of direct obligations of the United States, known as Treasury bills, having the index maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on Reuters (or any successor service) on page USAUCTION10, or any other page as may replace such page on such service (“Reuters Page USAUCTION10”) or page USAUCTION11, or any other page as may replace such page on such service (“Reuters Page USAUCTION11”) or, if not so displayed on Reuters, as displayed on the Bloomberg service (or any successor service) on page AUCR 27 (or any other page as may replace that page on that service), or

(2)	if the rate referred to in clause (1) does not appear on Reuters Page USAUCTION10 or Reuters Page USAUCTION11 by 3:00 p.m., New York City time, on the related calculation date, the Treasury Rate on such treasury rate interest determination date shall be the bond equivalent yield of the auction rate of such Treasury Bills as announced by the United States Department of the Treasury, or

(3)	if the rate referred to in clause (2) is not so announced by the United States Department of the Treasury on such calculation date, or if no such auction is held, then the Treasury Rate on such treasury rate interest determination date shall be the bond equivalent yield of the rate on such treasury rate interest determination date of Treasury Bills having the index maturity specified in the applicable Treasury Rate note as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, opposite the caption “U.S. government securities/Treasury bills (secondary market),” or

(4)	if the rate referred to in clause (3) is not yet published in the H.15 Daily Update or another recognized electronic source by 5:00 p.m., New York City time, on the related calculation date, then the Treasury Rate on such treasury rate interest determination date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such treasury rate interest determination date, of three leading primary United States government securities dealers (which may include the agents or their affiliates) selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

(5)	if the dealers so selected by the calculation agent are not quoting as mentioned in clause (4), the Treasury Rate in effect on the particular interest determination date.

The bond equivalent yield shall be a yield, expressed as a percentage, calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Other Provisions Applicable to Notes

Any provisions with respect to the notes, including the determination and/or specification of an interest rate basis or the calculation of the interest rate applicable to a floating rate note, the interest payment dates, the maturity or any other matter relating to such note, may be modified by the terms specified under “Other Terms” on the face of the note or in an addendum relating to such note, if so specified on the face of the note and in the applicable pricing supplement.

Currency Indexed Notes

We may from time to time offer currency indexed notes, the principal amount payable at maturity and/or the interest rate of which is determined by reference to the rate of exchange between the specified currency and the other currency or composite currency we specify as the indexed currency in the applicable pricing supplement, or as determined in such other manner as we may specify in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, holders of currency indexed notes will be entitled to receive (i) an amount of principal exceeding the stated face amount of the principal of, and/or an amount of interest at an interest rate exceeding the stated rate of interest on, their currency indexed notes if, at maturity or upon the relevant interest payment date, as the case may be, the rate at which the specified currency can be exchanged for the indexed currency exceeds the rate of such exchange designated as the base exchange rate, expressed in units of the indexed currency per one unit of the specified currency, in the applicable pricing supplement or (ii) an amount of principal less than such stated face amount and/or an amount of interest at an interest rate less than such stated interest rate if, at maturity or upon the relevant interest payment date, as the case may be, the rate at which the specified currency can be exchanged for the indexed currency is less than such base exchange rate, in each case determined as described in “Payment of Principal and Interest.”

Information as to the payment of principal and interest, the relative historical value (which is not necessarily indicative of relative future value) of the applicable specified currency against the applicable indexed currency, any exchange controls applicable to such specified currency or indexed currency and certain tax consequences to holders of currency indexed notes will be described in the applicable pricing supplement. See “Risk Factors—Exchange Rates and Exchange Controls.”

Other Indexed Notes

In addition to currency indexed notes, notes may be issued where the principal amount payable at maturity and/or the interest rate or premium to be paid on such notes are to be determined by reference to the relationship between two or more currencies, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas. Such notes are called indexed notes. In the pricing supplement relating to such an indexed note, we will describe, as applicable, the method by which the amount of interest payable on any interest payment date and the amount of principal payable at maturity in respect of such indexed note will be determined, certain special tax consequences of the purchase, ownership or disposition of such indexed notes, certain risks associated with an investment in such indexed notes and other information relating to such indexed notes.

Dual Currency Notes

We may from time to time offer notes, called dual currency notes, as to which we have a one-time option, exercisable on any one of the option election dates specified in the applicable pricing supplement in whole, but not in part, with respect to all dual currency notes issued on the same day and having the same terms (known as a tranche), thereafter making all payments of principal, premium, if any, and interest, which payments would otherwise be made in the specified currency of such notes, in the optional payment currency we specify in the applicable pricing supplement. Information concerning additional terms and conditions of any issue of dual currency notes, including the relative value of the specified currency compared to the optional payment currency, will be described in the applicable pricing supplement. See “Risk Factors—Exchange Rates and Exchange Controls.”

Amortizing Notes

We may from time to time offer amortizing notes. Unless we otherwise specify in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable on such notes and then to the reduction of the unpaid principal amount of such notes. Further information concerning additional terms and conditions of any issue of amortizing notes will be provided in the applicable pricing supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable pricing supplement and described on such notes.

Linked Notes

We may from time to time offer notes (“Linked Notes”) the principal value of which at maturity will be determined by reference to:

(a) one or more equity or debt securities, including, but not limited to, the price or yield of such securities,

(b) any statistical measure of economic or financial performance, including, but not limited to, any currency, consumer price or mortgage index, or

(c) the price or value of any commodity or any other item or index or any combination thereof,

(collectively, the “Linked Securities”). The payment or delivery of any consideration on any Linked Note at maturity will be determined by the decrease or increase, as applicable, in the price or value of the applicable Linked Securities. The terms of and any additional considerations, including any material tax consequences, relating to any Linked Notes will be described in the applicable pricing supplement.

Reopened Issues

We may “reopen” certain issues at any time by offering additional notes with terms identical (other than issue date and issue price) to those of existing notes, provided that any new notes would be treated as fungible with the original notes for United States federal income tax purposes.

Interest Rate Reset

If we have the option under any note to reset the interest rate, in the case of a fixed rate note, or to reset the spread and/or spread multiplier, in the case of a floating rate note, we will indicate such option in the pricing supplement relating to such note, and, if so, (i) the date or dates on which such interest rate or such spread and/or spread multiplier, as the case may be, may be reset (each an optional reset date) and (ii) the basis or formula, if any, for such resetting.

The rate derived from the applicable interest rate basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

•	if that day is an interest reset date, the rate determined as of the interest determination date (as described below) immediately preceding that interest reset date, or

•	if that day is not an interest reset date, the rate determined as of the interest determination date immediately preceding the most recent interest reset date.

We may exercise such option with respect to a note by notifying the trustee of such exercise at least 45 but not more than 60 days prior to an optional reset date for such note. Not later than 40 days prior to such optional reset date, the trustee will mail to the holder of such note a notice, called the reset notice, first class, postage prepaid, setting forth:

•	our election to reset the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note,

•	such new interest rate or such new spread and/or spread multiplier, and

•	the provisions, if any, for redemption during the period from such optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity of such note (each such period is called a subsequent interest period) including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such subsequent interest period.

Notwithstanding the foregoing, not later than 20 days prior to an optional reset date for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, in either case provided for in the reset notice and establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the subsequent interest period commencing on such optional reset date by mailing or causing the trustee to mail notice of such higher interest rate or higher spread and/or spread multiplier, as the case may be, first class, postage prepaid, to the direct holder of such note. Such notice shall be irrevocable. All notes with respect to which the interest rate or spread and/or spread multiplier is reset on an optional reset date will bear such higher interest rate, in the case of a fixed rate note, or higher spread and/or spread multiplier, in the case of a floating rate note.

If we elect to reset the interest rate or the spread and/or spread multiplier of a note, the holder of such note will have the option to elect repayment of such note by us on any optional reset date at a price equal to the principal amount of such note plus any accrued interest to such optional reset date. In order for a note to be so repaid on an optional reset date, the holder must follow the procedures described below under “Repayment at Option of Holder” for optional repayment, except that the period for delivery of such note or notification to the trustee shall be at least 25 but not more than 35 days prior to such optional reset date and except that a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such optional reset date.

Extension of Maturity

If we have provided in any note the option for us to extend the stated maturity for one or more periods, each an extension period, up to but not beyond the final maturity date described in the pricing supplement relating to such note, such pricing supplement will indicate such option and the basis or formula, if any, for setting the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, applicable to any such extension period, and such pricing supplement will describe any special tax consequences to holders of such notes.

We may exercise such option with respect to a note by notifying the trustee of such exercise at least 45 but not more than 60 days prior to the original stated maturity of such note in effect prior to the exercise of such option. No later than 40 days prior to the original stated maturity, the trustee will mail to the holder of such note an extension notice relating to such extension period, first class, postage prepaid, setting forth:

•	our election to extend the stated maturity of such note,

•	the new stated maturity,

•	in the case of a fixed rate note, the interest rate applicable to the extension period or, in the case of a floating rate note, the spread and/or spread multiplier applicable to the extension period, and

•	the provisions, if any, for redemption during the extension period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the extension period.

When the trustee has mailed an extension notice to the holder of a note, the stated maturity of such note shall be extended automatically as described in the extension notice, and, except as modified by the extension notice and as described in the next paragraph, such note will have the same terms as prior to the mailing of such extension notice.

Notwithstanding the foregoing, not later than 20 days prior to the original stated maturity for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, provided for in the extension notice and establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the trustee to mail notice of such higher interest rate or higher spread and/or spread multiplier, as the case may be, first class, postage prepaid, to the holder of such note. Such notice shall be irrevocable. All notes with respect to which the stated maturity is extended will bear such higher interest rate, in the case of a fixed rate note, or higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period.

If we elect to extend the stated maturity of a note, the direct holder of such note will have the option to elect repayment of such note by us at the original stated maturity at a price equal to the principal amount of such note plus any accrued interest to such date. In order for a note to be so repaid on the original stated maturity, the direct holder must follow the procedures described below under “Repayment at Option of Holder” for optional repayment, except that the period for delivery of such note or notification to the trustee shall be at least 25 but not more than 35 days prior to the original stated maturity and except that a direct holder who has tendered a note for repayment pursuant to an extension notice may, by written notice to the trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the original stated maturity.

Book-Entry System

We have established a depository arrangement with The Depository Trust Company with respect to book-entry notes, the terms of which are summarized below. Any additional or differing terms of the depository arrangement with respect to book-entry notes will be described in the applicable pricing supplement.

Upon issuance, all book-entry notes of like tenor and terms up to $500,000,000 in aggregate principal amount bearing interest (if any) at the same rate or pursuant to the same formula and having the same date of issue, specified currency, interest payment dates (if any), stated maturity date, redemption provisions (if any), repayment provisions (if any) and other terms will be represented by a single global security. Each global security representing book-entry notes will be deposited with, or on behalf of, The Depository Trust Company and will be registered in the name of The Depository Trust Company or a nominee of The Depository Trust Company. No global security may be transferred except as a whole by a nominee of The Depository Trust Company to The Depository Trust Company or to another nominee of The Depository Trust Company, or by The Depository Trust Company or that nominee to a successor of The Depository Trust Company or a nominee of that successor.

So long as The Depository Trust Company or its nominee is the holder of a global security, The Depository Trust Company or its nominee, as the case may be, will be the sole owner of the book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of the global security or securities representing book-entry notes will not be entitled to receive physical delivery of certificated notes and will not be considered the holders of those notes for any purpose under the indenture, and no global security representing book-entry notes shall be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of The Depository Trust Company and, if such beneficial owner is not a participant in The Depository Trust Company’s system, on the procedures of the participant through which that beneficial owner owns its interest in order to exercise any rights of a registered holder under such global security or the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those limits and those laws may impair the ability to transfer beneficial interests in a global security representing book-entry notes.

The notes represented by one or more global notes are exchangeable for certificated notes of like tenor as such notes if:

•	the depositary for such global notes notifies us that it is unwilling or unable to continue as depositary for such global notes or if at any time such depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended,

•	we in our discretion at any time determine not to have all of the notes of such series represented by one or more global note or notes and notify the trustee of such determination, or

•	an event of default, as described in the accompanying prospectus, has occurred and is continuing with respect to the notes of such series.

Upon the occurrence of any of these exchanges, the certificated notes shall be registered in the names of the beneficial owners of the global security or securities representing book-entry notes, which names shall be provided by The Depository Trust Company’s participants (as identified by The Depository Trust Company) to the trustee.

Any note that is exchangeable pursuant to the preceding paragraph is exchangeable for certificated notes issuable in authorized denominations and registered in such names as The Depository Trust Company or its nominee holding such global notes shall direct. Except as we may otherwise specify in a pricing supplement, the authorized denominations of the notes denominated in U.S. dollars will be $1,000 or any greater amount that is an integral multiple of $1,000. The authorized denominations of notes denominated in a specified currency other than U.S. dollars will be described in the applicable pricing supplement. Subject to the foregoing, a global note is not exchangeable, except for a global note or global notes of the same aggregate denominations to be registered in the name of The Depository Trust Company or its nominee.

The following is based on information furnished by The Depository Trust Company:

The Depository Trust Company will act as securities depositary for book-entry notes. Book-entry notes will be issued as fully-registered securities registered in the name of Cede & Co. (The Depository Trust Company’s partnership nominee) or such other name as may be requested by an authorized representative of The Depository Trust Company. One fully-registered global security will be issued for each issue of book-entry notes, each in the aggregate principal amount of such issue, and will be deposited with The Depository Trust Company. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global security will be issued with respect to each $500,000,000 of principal amount and an additional global security will be issued with respect to any remaining principal amount of such issue.

The Depository Trust Company is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company holds securities that its participants (“direct participants”) deposit with it. The Depository Trust Company also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between accounts. This eliminates the need for physical movement of securities certificates. Direct participants of The Depository Trust Company include both U.S. and non-U.S. securities brokers and dealers (including the agents), banks, trust companies, clearing corporations, and certain other organizations. The Depository Trust Company is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation is the holding company for The Depository Trust Company, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. The Depository Trust & Clearing Corporation is owned by the users of its regulated subsidiaries. Access to The Depository Trust Company’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The Depository Trust Company rules applicable to its participants are on file with the Securities and Exchange Commission.

Purchases of book-entry notes under The Depository Trust Company’s system must be made by or through direct participants, which will receive a credit for those book-entry notes on The Depository Trust Company’s records. The beneficial ownership interest of each actual purchaser of each book-entry note represented by a global security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from The Depository Trust Company of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing book-entry notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners of a global security representing book-entry notes will not receive certificates representing their ownership interests in a global security, except in the event that use of the book-entry system for those book-entry notes is discontinued.

To facilitate subsequent transfers, all global securities representing book-entry notes deposited by direct participants with The Depository Trust Company are registered in the name of The Depository Trust Company’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of The Depository Trust Company. The deposit of global securities with The Depository Trust Company and their registration in the name of Cede & Co. or such other nominee of The Depository Trust Company do not effect any change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of the global securities representing the book-entry notes; The Depository Trust Company’s records reflect only the identity of the direct participants to whose accounts such book-entry notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices will be sent to The Depository Trust Company. If less than all of the book-entry notes of like tenor and terms within an issue are being redeemed, The Depository Trust Company’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.

Neither The Depository Trust Company nor Cede & Co. (nor any other nominee of The Depository Trust Company) will consent or vote with respect to the global securities representing book-entry notes unless authorized by a direct participant in accordance with The Depository Trust Company’s MMI procedures. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts book-entry notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the global securities representing the book-entry notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of The Depository Trust Company. The Depository Trust Company’s practice is to credit direct participants’ accounts, upon The Depository Trust Company’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on The Depository Trust Company’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of The Depository Trust Company, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of The Depository Trust Company) is the responsibility of us or the trustee, disbursement of such payments to direct participants will be the responsibility of The Depository Trust Company, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

A beneficial owner will give notice of any option to elect to have its book-entry notes purchased or tendered, through its participant, to the trustee, and will effect delivery of such book-entry notes by causing the direct participant to transfer the participant’s interest in the global security representing those book-entry notes, on The Depository Trust Company’s records, to the trustee. The requirement for physical delivery of book-entry notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the global security representing those book-entry notes are transferred by direct participants on The Depository Trust Company’s records and followed by a book-entry credit of tendered book-entry notes to the trustee’s account with The Depository Trust Company.

The Depository Trust Company may discontinue providing its services as depositary with respect to book-entry notes at any time by giving reasonable notice to us or the trustee. Under those circumstances, in the event that a successor depositary is not obtained, book-entry note certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through The Depository Trust Company (or a successor securities depository). In that event, book-entry note certificates will be printed and delivered to The Depository Trust Company.

The information in this section concerning The Depository Trust Company and The Depository Trust Company’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any agent take responsibility for the accuracy thereof.

Redemption and Repurchase

If we indicate in the pricing supplement relating to a note, such note will be redeemable at our option on a date or dates specified prior to the stated maturity at a price or prices described in the applicable pricing supplement, together with accrued interest to the date of redemption. The notes will not be subject to any sinking fund. We may redeem any of the notes which are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 10 nor more than 60 days’ notice.

We may at any time purchase notes at any price in the open market or otherwise. Notes we purchase in this manner may, at our discretion, be held, resold or surrendered to the trustee for cancellation, provided that we will only resell such notes if the resold notes are fungible for United States federal income tax purposes with the remaining outstanding notes.

Repayment at Option of Holder

If we indicate in the pricing supplement relating to a note, such note will be repayable at the option of the holder on a date or dates specified prior to the stated maturity at a price or prices described in the applicable pricing supplement, together with accrued interest to the date of repayment.

In order for a note to be repaid, the trustee must receive at the principal office of the Corporate Trust Department of the trustee in The City of New York at least 30 days, but not more than 45 days, prior to the specified repayment date notice of the holder’s exercise of its repayment option as specified in the note. Exercise of the repayment option by the holder of a note will be irrevocable, except as otherwise described under “Interest Rate Reset” and “Extension of Maturity.” The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note provided that the principal amount of the note remaining outstanding after repayment, if any, is an authorized denomination.

The depositary or its nominee will be the holder of global notes and therefore will be the only entity that can exercise a right to repayment with respect to such notes. In order to ensure that the depositary or its nominee will timely exercise a right to repayment with respect to a particular global note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.

SECURED OVERNIGHT FINANCING RATE AND SOFR INDEX

Secured Overnight Financing Rate

The Secured Overnight Financing Rate is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The Federal Reserve Bank of New York reports that the Secured Overnight Financing Rate includes all trades in the Broad General Collateral Rate (as defined by the Federal Reserve Bank of New York), plus bilateral U.S. Treasury repurchase (“repo”) transactions cleared through the Delivery-versus-Payment (“DVP”) service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust Company, New York, New York (the “Depository”). The Secured Overnight Financing Rate is filtered by the Federal Reserve Bank of New York to remove a portion of the foregoing transactions considered to be “specials.” According to the Federal Reserve Bank of New York, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The Federal Reserve Bank of New York reports that the Secured Overnight Financing Rate is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as general collateral finance repurchase agreement transaction data and data on bilateral Treasury repurchase transactions cleared through the FICC’s DVP service, which are obtained from the U.S. Department of the Treasury’s Office of Financial Research (the “OFR”). If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. The Secured Overnight Financing Rate would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the Federal Reserve Bank of New York would use information collected through a daily survey conducted by its trading desk of primary dealers’ repo borrowing activity. Such daily survey may include information reported by the agents or their affiliates. The Federal Reserve Bank of New York notes on its publication page for the Secured Overnight Financing Rate that use of the Secured Overnight Financing Rate is subject to important limitations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the Secured Overnight Financing Rate at any time without notice.

Each U.S. Government Securities Business Day, the Federal Reserve Bank of New York publishes the Secured Overnight Financing Rate on its website at approximately 8:00 A.M., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or the OFR, or in the calculation process, subsequent to the initial publication of the Secured Overnight Financing Rate but on that same day, the Secured Overnight Financing Rate and the accompanying summary statistics may be republished at approximately 2:30 P.M., New York City time. Additionally, if transaction data from The Bank of New York Mellon or the OFR had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the Federal Reserve Bank of New York’s publication would indicate the revision. This revision threshold will be reviewed periodically by the Federal Reserve Bank of New York and may be changed based on market conditions.

As the Secured Overnight Financing Rate is published by the Federal Reserve Bank of New York based on data received from other sources, we have no control over its determination, calculation or publication. There can be no guarantee that the Secured Overnight Financing Rate will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR notes. The interest rate of SOFR notes for any interest period or interest payment calculation period, respectively, will not be adjusted for any modifications or amendments to the SOFR Index or the Secured Overnight Financing Rate data that the Federal Reserve Bank of New York may publish after the interest rate for such period has been determined. If the manner in which the Secured Overnight Financing Rate is calculated is changed, that change may result in a reduction of the amount of interest payable on the SOFR notes and the trading prices of such notes.

“Secured Overnight Financing Rate” as used throughout this prospectus supplement means the daily secured overnight financing rate as provided by the Federal Reserve Bank of New York on the Federal Reserve Bank of New York’s website.

SOFR Index

The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding the Secured Overnight Financing Rate on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of the Secured Overnight Financing Rate. The SOFR Index value reflects the effect of compounding the Secured Overnight Financing Rate each business day and allows the calculation of compounded Secured Overnight Financing Rate averages over custom time periods.

The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice.

Disclaimer Regarding the Secured Overnight Financing Rate and SOFR Index

The Federal Reserve Bank of New York began to publish the Secured Overnight Financing Rate in April 2018. The Federal Reserve Bank of New York has also begun publishing historical indicative Secured Overnight Financing Rates going back to 2014. Investors should not rely on any historical changes or trends in the Secured Overnight Financing Rate as an indicator of future changes in the Secured Overnight Financing Rate. Also, the Secured Overnight Financing Rate is a relatively new market index with relatively new market precedent, and the method for calculating a rate of interest based upon the Secured Overnight Financing Rate within those precedents varies. Further, the market precedent that exists for securities that use a compounded daily reference rate (such as Compounded Daily SOFR or Compounded SOFR Index) as the interest rate is relatively new, and the method for calculating a rate of interest based upon a compounded daily reference rate in those precedents varies. Market terms for debt securities indexed to the Secured Overnight Financing Rate, such as the spread over the index reflected in interest rate provisions, may evolve over time, and, as a result, trading prices of the SOFR notes may be lower than those of later-issued indexed debt securities as a result. Similarly, uncertainty with respect to market conventions related to the calculation of another alternative rate and whether such alternative rate is a suitable replacement or successor for Compounded Daily SOFR or Compounded SOFR Index may adversely affect the liquidity, return on, value and trading market for SOFR notes. Investors in the SOFR notes may not be able to sell the SOFR notes at all or may not be able to sell such notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The information contained in this section is based upon the Federal Reserve Bank of New York’s website and other U.S. Government sources. Neither the Federal Reserve Bank of New York’s website, nor any of the information or materials available thereon, is a part of this document or incorporated herein by reference.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

Foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency in which particular notes are denominated. The information described in this prospectus supplement is directed to prospective purchasers who are United States residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and interest on the notes. Such persons should consult their own counsel with regard to such matters. See “Risk Factors—Exchange Rates and Exchange Controls.”

The pricing supplement relating to notes that are denominated in, or the payment of which is determined with reference to, a specified currency other than U.S. dollars or relating to currency indexed notes will contain information concerning historical exchange rates for such specified currency against the U.S. dollar or other relevant currency (including, in the case of currency indexed notes, the applicable indexed currency), a description of such currency or currencies and any exchange controls affecting such currency or currencies. Information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trend in fluctuations in currency exchange rates that may occur in the future.

Notes issued with a maturity of less than one year will, if the proceeds of the issue are accepted in the United Kingdom, constitute deposits for the purposes of the prohibition on accepting deposits contained in section 19 of the FSMA (as defined below) unless they are issued to a limited class of professional investors and have a denomination and redemption value of at least £100,000 or its equivalent, see “Supplemental Plan of Distribution”.

Payment Currency

Except as described in the applicable pricing supplement, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is unavailable in our good faith judgment due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to such note shall be made in U.S. dollars until such currency is again available or so used. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined by the exchange rate agent on the basis of the market exchange rate on the second business day prior to such payment, or, if the market exchange rate is not then available, the most recently available market exchange rate or as otherwise determined by us in good faith if the foregoing is impracticable. Any payment in respect of such note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.

The notes that are denominated in, or the payment of which is determined by reference to, a specified currency other than U.S. dollars will provide that, in the event of an official redenomination of a foreign currency, including, without limitation, an official redenomination of a foreign currency that is a composite currency, our obligations with respect to payments on notes denominated in such currency shall, in all cases, be regarded immediately following such redenomination as providing for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Such notes will not provide for any adjustment to any amount payable under the notes as a result of (a) any change in the value of a foreign currency relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated).

If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

All determinations referred to above made by the exchange rate agent shall be at its sole discretion, except to the extent expressly provided herein that any determination is subject to our approval. In the absence of manifest error, such determinations shall be conclusive for all purposes and binding on holders of the notes and the exchange rate agent shall have no liability therefor.

Governing Law and Judgments

The notes will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than the U.S. dollar. New York statutory law provides, however, that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Sidley Austin LLP, our counsel, the following summary correctly describes certain material United States federal income tax consequences of the ownership of notes as of the date of this prospectus supplement. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), as well as final, temporary and proposed Treasury regulations and administrative and judicial decisions. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could affect the accuracy of the statements described in this prospectus supplement. This summary generally is addressed only to original purchasers of the notes who purchase notes at the issue price of the notes (except where otherwise specifically noted), deals only with notes held as capital assets and does not purport to address all United States federal income tax matters that may be relevant to investors in special tax situations, such as:

•	life insurance companies,

•	tax-exempt organizations,

•	financial institutions,

•	accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements (as described in Section 451(b) of the Code),

•	entities treated as partnerships for United States federal income tax purposes,

•	dealers in securities or currencies, or traders in securities that elect to mark to market,

•	notes held as a hedge or as part of a hedging, straddle or conversion transaction,

•	United States holders (as defined below) whose functional currency is not the U.S. dollar (called a nonfunctional currency), or

•	persons subject to the alternative minimum tax.

This summary deals only with notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of the ownership of notes that are due to mature more than 30 years from the date of issue will be discussed in the applicable pricing supplement. Persons considering the purchase of notes should consult their own tax advisors concerning the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations. The discussion below does not address the tax treatment of notes with special features, such as currency or other indexed notes, dual currency notes, amortizing notes, Linked Notes, notes that provide for an interest rate reset and notes as to which we have the option to extend the stated maturity. The tax treatment of any such notes will be addressed in the applicable pricing supplement.

United States Holders

This section describes the tax consequences to a United States holder. A United States holder is a beneficial owner of a note that is, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or any state (including the District of Columbia),

•	an estate whose income is subject to United States federal income tax on a net income basis in respect of the note, or

•	a trust if (i) a court within the United States can exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable regulations to be treated as a U.S. person.

If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of a note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of notes that is a partnership, and partners in such a partnership, should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the notes.

If you are not a United States holder, this section does not apply to you. See “Non-United States Holders” below.

Payment of Interest

Except as described below, interest on a note will be taxable to a United States holder as ordinary interest income at the time it accrues or is received, in accordance with the United States holder’s regular method of tax accounting, provided that the interest is “qualified stated interest” (as defined below). Special rules governing the treatment of notes issued at an original issue discount are described under “Original Issue Discount” below.

Original Issue Discount

General Treatment. The following is a summary of the principal United States federal income tax consequences of the ownership of notes issued with original issue discount. A note that has an issue price of less than its stated redemption price at maturity generally will be issued with original issue discount for United States federal income tax purposes in the amount of such difference. The issue price of a note generally is the first price at which a substantial amount of the issue of notes is sold to the public (excluding bond houses, brokers or similar persons acting in the capacity of underwriters or wholesalers). The stated redemption price at maturity is the total amount of all payments provided by the note other than qualified stated interest payments. Qualified stated interest generally is stated interest that is unconditionally payable at least annually either at a single fixed rate, or, to the extent described below, at a qualifying variable rate. Qualified stated interest will be taxable to a United States holder when accrued or received in accordance with the United States holder’s regular method of tax accounting.

A note will be considered to have de minimis original issue discount if the excess of its stated redemption price at maturity over its issue price is less than the product of 0.25 percent of the stated redemption price at maturity and the number of complete years to maturity (or the weighted average maturity in the case of a note that provides for payment of an amount other than qualified stated interest before maturity). United States holders of notes having de minimis original issue discount generally must include such de minimis original issue discount in income as stated principal payments on the notes are made in proportion to the stated principal amount of the note.

United States holders of notes issued with original issue discount that is not de minimis original issue discount and that mature more than one year from the date of issuance will be required to include such original issue discount in gross income for United States federal income tax purposes as it accrues (regardless of such United States holder’s method of accounting), in advance of receipt of the cash attributable to such income. Original issue discount accrues based on a compounded, constant yield to maturity. Accordingly, United States holders of notes issued with original issue discount will generally be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

The annual amount of original issue discount includable in income by the initial United States holder of a note issued with original issue discount will equal the sum of the daily portions of the original issue discount with respect to the note for each day on which such United States holder held the note during the taxable year. Generally, the daily portions of the original issue discount are determined by allocating to each day in an accrual period the ratable portion of the original issue discount allocable to such accrual period. The term accrual period means an interval of time with respect to which the accrual of original issue discount is measured, which intervals may vary in length over the term of the note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or final day of an accrual period.

The amount of original issue discount allocable to an accrual period will be the excess of (i) the product of the adjusted issue price of the note at the commencement of such accrual period and its yield to maturity over (ii) the amount of any qualified stated interest payments allocable to the accrual period. The adjusted issue price of the note at the beginning of the first accrual period is its issue price, and, on any day thereafter, it is the sum of the issue price and the amount of the original issue discount previously includable in the gross income of any holder (without regard to any acquisition premium), reduced by the amount of any payment other than a payment of qualified stated interest previously made with respect to the note. There is a special rule for determining the original issue discount allocable to an accrual period if an interval between payments of qualified stated interest contains more than one accrual period. The yield to maturity of the note is the yield to maturity computed on the basis of a constant interest rate, compounded at the end of each accrual period. Such constant yield must be adjusted to take into account the length of the particular accrual period. If all accrual periods are of equal length except for an initial or an initial and final shorter accrual period(s), the amount of original issue discount allocable to the initial period may be computed using any reasonable method. The original issue discount allocable to the final accrual period is in any event the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

If a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, the first stated interest payment on the note is to be made within one year of the note’s issue date, and the payment will equal or exceed the amount of pre-issuance accrued interest, then the United States holder may elect to decrease the issue price of the note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

If a note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the note are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the note will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in the applicable pricing supplement.

For purposes of calculating the yield and maturity of a note subject to an issuer or holder right to accelerate principal repayment (respectively, a call option or put option), such call option or put option is presumed exercised if the yield on the note would be less or more, respectively, than it would be if the option were not exercised. The effect of this rule generally may be to accelerate or defer the inclusion of original issue discount in the income of a United States holder whose note is subject to a put option or a call option, as compared to a note that does not have such an option. If any such option presumed to be exercised is not in fact exercised, the note is treated as reissued on the date of presumed exercise for an amount equal to its adjusted issue price on that date for purposes of redetermining such note’s yield and maturity and any related subsequent accruals of original issue discount.

Variable Rate Debt Instruments. Certain notes that provide for a variable rate of interest may be treated as variable rate debt instruments. A note will be treated as a variable rate debt instrument if:

•	the debt instrument does not provide for contingent principal payments,

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments by more than the product of such principal payments and the lesser of (i) 15 percent or (ii) the product of 1.5 percent and the number of complete years in the debt instrument’s term (or its weighted average maturity in the case of an installment obligation), and

•	the debt instrument does not provide for any stated interest other than stated interest paid or compounded at least annually at a qualifying variable rate which is (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A qualified floating rate or objective rate must be set at a current value of that rate. A current value is the value of the variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a variable rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may be multiplied by a fixed, positive multiple that is greater than 0.65 but not more than 1.35, and may be increased or decreased by a fixed rate. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of one year or less followed by a qualified floating rate if the value of the floating rate at the issue date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt instrument. A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the debt instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from its expected yield absent the restriction.

An objective rate is defined as a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information (other than a rate based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party)). The Internal Revenue Service may designate other variable rates that will be treated as objective rates. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt instrument’s term will differ significantly from the average value of such rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of one year or less followed by an objective rate is treated as a single objective rate if the value of the objective rate at the issue date is intended to approximate the fixed rate. Such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the issue date does not differ from the fixed rate by more than 0.25 percentage points. An objective rate is a qualified inverse floating rate if it is equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding permissible rate caps, floors, governors and similar restrictions such as are discussed above).

If a note is a variable rate debt instrument, special rules apply to determine the amount of qualified stated interest and the amount and accrual of any original issue discount. If the note bears interest that is unconditionally payable at least annually at a single qualified floating rate or objective rate, all stated interest is treated as qualified stated interest. The accrual of any original issue discount is determined by assuming the note bears interest at a fixed interest rate equal to the issue date value of the qualified floating rate or qualified inverse floating rate, or equal to the reasonably expected yield for the note in the case of any other objective rate. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

If the note qualifies as a variable rate debt instrument but does not have a single qualified floating rate or objective rate, the amount and accrual of original issue discount generally are determined by (i) determining a fixed rate substitute for each variable rate as described in the preceding paragraph, (ii) determining the amount of qualified stated interest and original issue discount by assuming the note bears interest at such substitute fixed rates and (iii) making appropriate adjustments to the qualified stated interest and original issue discount so determined for actual interest rates under the note. However, if a note that qualifies as a variable rate debt instrument bears interest for any period at a fixed rate, the note first is treated for purposes of applying clause (i) of the preceding sentence as if it provided for an assumed qualified floating rate (or qualified inverse floating rate if the actual variable rate is such) in lieu of the fixed rate. The assumed variable rate must be a rate that would result in the note having approximately the same fair market value, as of the issue date, as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate rather than the fixed rate.

Variable rate notes that do not bear interest at a qualifying variable rate or that have contingent interest and/or principal payments or an issue price that exceeds the noncontingent principal payments by more than the allowable amount may be treated as contingent payment debt instruments. The pricing supplement applicable to any such debt instrument will describe the material United States federal income tax consequences of the ownership of such instrument.

Short-Term Notes. A note that matures one year or less from the date of its issuance is called a short-term note. In general, an individual or other cash method United States holder of a short-term note is not required to accrue original issue discount for United States federal income tax purposes unless it elects to do so. United States holders who report income for United States federal income tax purposes on the accrual method and certain other holders, including banks, common trust funds, holders who hold the note as part of certain identified hedging transactions, regulated investment companies and dealers in securities, are required to include original issue discount on such notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant interest method based on daily compounding.

In the case of a United States holder who is not required and does not elect to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of such a note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant interest method based on daily compounding) through the date of sale, exchange or retirement. In addition, such non-electing United States holders who are not subject to the current inclusion requirement described in the previous paragraph will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such notes in an amount not exceeding the deferred interest income, until such deferred interest income is realized.

For purposes of determining the amount of original issue discount subject to these rules, all interest payments on a short-term note, including stated interest, are included in the short-term note’s stated redemption price at maturity.

Premium and Market Discount

If a United States holder purchases a note, other than a short-term note, for an amount that is less than the note’s stated redemption price at maturity, or, in the case of a note issued at an original issue discount, less than its revised issue price (which is the sum of the issue price of the note and the aggregate amount of the original issue discount previously includable in the gross income of any holder (without regard to any acquisition premium)) as of the date of purchase, the amount of the difference generally will be treated as market discount for United States federal income tax purposes. A note acquired at its original issue will not have market discount unless the note is purchased at less than its issue price. Market discount generally will be de minimis and hence disregarded, however, if it is less than the product of 0.25 percent of the stated redemption price at maturity of the note and the number of remaining complete years to maturity (or weighted average maturity in the case of notes paying any amount other than qualified stated interest prior to maturity).

Under the market discount rules, a United States holder is required to treat any partial principal payment (or in the case of a note with original issue discount, any payment that does not constitute qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of any accrued market discount which has not previously been included in income. If such note is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includable as ordinary income to the United States holder as if such United States holder had sold the note at its then fair market value. In addition, the United States holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such note.

Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity of a note, unless the United States holder elects to accrue on a constant yield basis. A United States holder of a note may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service.

A United States holder who purchases a note issued at an original issue discount for an amount exceeding its adjusted issue price (as defined above) and less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest will be considered to have purchased such note with acquisition premium. The amount of original issue discount which such United States holder must include in gross income with respect to such note will be reduced in the proportion that such excess bears to the original issue discount remaining to be accrued as of the note’s acquisition.

A United States holder who acquires a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest will be considered to have purchased such note at a premium equal in amount to such excess, and will not be required to include any original issue discount in income. A United States holder generally may elect to amortize such premium using a constant yield method over the remaining term of the note. The amortized premium will be treated as a reduction of the interest income from the note (and not as a separate item of deduction). Any such election shall apply to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held at the beginning of the first taxable year to which the election applies or thereafter acquired, and is irrevocable without the consent of the Internal Revenue Service. Special rules may apply if a note is subject to call prior to maturity at a price in excess of its stated redemption price at maturity.

Constant Yield Election

A United States holder of a note may elect to include in income all interest and discount (including de minimis original issue discount and market discount), as adjusted by any premium with respect to such note based on a constant yield method, as described above. The election is made for the taxable year in which the United States holder acquired the note, and it may not be revoked without the consent of the Internal Revenue Service. If such election is made with respect to a note having market discount, such United States holder will be deemed to have elected currently to include market discount on a constant interest basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If made with respect to a note having amortizable bond premium, such United States holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the taxpayer during the year of election or thereafter.

Sale and Retirement of the Notes

Upon the sale, exchange or retirement of a note, a United States holder will recognize taxable gain or loss equal to the difference between the amount realized from the sale, exchange or retirement and the United States holder’s adjusted tax basis in the note. Such gain or loss generally will be capital gain or loss, except (i) to the extent of any accrued market discount (see “Premium and Market Discount” above), which has not previously been included in income by the United States holder, and any accrued but unpaid interest or (ii) if the rules governing contingent payment debt instruments apply. Such capital gain or loss will be long-term capital gain or loss if the note has been held for more than one year. Long-term capital gain of a noncorporate United States holder is generally taxed at preferential rates. A United States holder’s adjusted tax basis in a note will equal the cost of the note, increased by any original issue discount or market discount previously included in taxable income by the United States holder with respect to such note, and reduced by any amortizable bond premium applied to reduce interest on a note and any other payments on a note other than qualified stated interest (as defined above).

Special rules regarding the treatment of gain realized with respect to short-term notes issued at an original issue discount are described under “Original Issue Discount” above.

Nonfunctional Currency Notes

The following is a summary of the principal United States federal income tax consequences to a United States holder of the ownership of a foreign currency note or a note determined by reference to a specified currency other than the U.S. dollar, which are collectively referred to as nonfunctional currency notes. Persons considering the purchase of nonfunctional currency notes should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations, as well as any consequences arising under the laws of any other taxing jurisdictions.

In general, if a payment of interest with respect to a note is made in (or determined by reference to the value of) nonfunctional currency, the amount includable in the income of the United States holder will be, in the case of a cash basis United States holder, the U.S. dollar value of the nonfunctional currency payment based on the exchange rate in effect on the date of receipt or, in the case of an accrual basis United States holder, based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year), in either case regardless of whether the payment is in fact converted into U.S. dollars. Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of the nonfunctional currency note) in (or determined by reference to the value of) nonfunctional currency, an accrual basis United States holder will recognize ordinary income or loss measured by the difference between such average exchange rate and the exchange rate in effect on the date of receipt. Accrual basis United States holders may determine the U.S. dollar value of any interest income accrued in a nonfunctional currency under an alternative method, described below as the spot accrual convention.

A United States holder will have a tax basis in any nonfunctional currency received as payment of interest on, or on the sale, exchange or retirement of, the nonfunctional currency note equal to the U.S. dollar value of such nonfunctional currency, determined at the time of payment, or the disposition of the nonfunctional currency note. Any gain or loss realized by a United States holder on a sale or other disposition of nonfunctional currency (including its exchange for U.S. dollars or its use to purchase nonfunctional currency notes) will be ordinary income or loss.

A United States holder’s tax basis in a nonfunctional currency note, and the amount of any subsequent adjustments to such United States holder’s tax basis, will be the U.S. dollar value of the nonfunctional currency amount paid for such nonfunctional currency note, or the nonfunctional currency amount of the adjustment, determined using the spot rate on the date of such purchase or adjustment and increased by the amount of any original issue discount included in the United States holder’s income (and accrued market discount, in the case of a United States holder who has elected to currently include market discount, as described above) with respect to the nonfunctional currency note and reduced by the amount of any payments on the nonfunctional currency note that are not qualified stated interest payments and by the amount of any amortizable bond premium applied to reduce interest on the nonfunctional currency note.

A United States holder who converts U.S. dollars to a nonfunctional currency and immediately uses that currency to purchase a nonfunctional currency note denominated in the same currency normally will not recognize gain or loss in connection with such conversion and purchase. However, a United States holder who purchases a nonfunctional currency note with previously owned nonfunctional currency will recognize gain or loss (treated as ordinary income or loss) in an amount equal to the difference, if any, between such United States holder’s tax basis in the nonfunctional currency and the U.S. dollar value of the nonfunctional currency on the date of purchase.

For purposes of determining the amount of any gain or loss recognized by a United States holder on the sale, exchange or retirement of a nonfunctional currency note (as described above in the section “Sale and Retirement of the Notes”), the amount realized upon such sale, exchange or retirement will be the U.S. dollar value of the nonfunctional currency received (or that was payable, in the case the payment was made in U.S. dollars), determined using the spot rate on the date of the sale, exchange or retirement.

Gain or loss realized upon the sale, exchange or retirement of a nonfunctional currency note that is attributable to fluctuations in currency exchange rates will be treated as ordinary income or loss. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the nonfunctional currency principal amount of a note, generally determined on the date such payment is received or a note is disposed of, and the U.S. dollar value of the nonfunctional currency principal amount of a note, determined on the date the United States holder acquired the note. For purposes of the calculation in the immediately preceding sentence, the nonfunctional currency principal amount of a note with respect to a United States holder shall equal such holder’s purchase price for such note in units of the nonfunctional currency. Such nonfunctional currency gain or loss will be recognized only to the extent of the total gain or loss realized by a United States holder on the sale, exchange or retirement of the nonfunctional currency note.

Original issue discount on a note which is also a nonfunctional currency note is to be determined for any accrual period in the relevant nonfunctional currency and then translated into the United States holder’s functional currency on the basis of the average exchange rate in effect during such accrual period. If the interest accrual period spans two taxable years, the original issue discount accruing within each year’s portion of the accrual period is to be translated into U.S. dollars on the basis of the average exchange rate for the partial period within the taxable year.

A United States holder may elect to translate original issue discount (and, in the case of an accrual basis United States holder, accrued interest) into U.S. dollars at the exchange rate in effect on the last day of an accrual period for the original issue discount or interest, or in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year (the spot accrual convention). Additionally, if a payment of original issue discount or interest is actually received within five business days of the last day of the accrual period or taxable year, an electing United States holder may instead translate such original issue discount or accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the United States holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States holder, and will be irrevocable without the consent of the Internal Revenue Service.

Because exchange rates may fluctuate, a United States holder of a note with original issue discount denominated in a nonfunctional currency may recognize a different amount of original issue discount income in each accrual period than the United States holder of a similar note with original issue discount denominated in U.S. dollars. Also, as described above, exchange gain or loss will be recognized when the original issue discount is paid or the United States holder disposes of the note. With respect to accrued original issue discount, such exchange gain or loss is determined by comparing the amount of income received attributable to the original issue discount (either upon payment, sale, exchange, or retirement), as translated into U.S. dollars at the exchange rate on the date of such receipt, with the amount of original issue discount accrued, as translated above.

If the United States holder of a nonfunctional currency note has not elected to include market discount in income currently as it accrues, the amount of accrued market discount must be determined in the nonfunctional currency and translated into U.S. dollars using the spot exchange rate in effect on the date principal is paid or the nonfunctional currency note is sold, exchanged, retired or otherwise disposed of. No part of such accrued market discount is treated as exchange gain or loss. If the United States holder has elected to include market discount in income currently as it accrues, the amount of market discount which accrues during any accrual period will be required to be determined in units of nonfunctional currency and translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. Such an electing United States holder will recognize exchange gain or loss with respect to accrued market discount under the same rules that apply to the accrual of interest payments on a nonfunctional currency note by an accrual basis United States holder.

Backup Withholding and Information Reporting

“Backup” withholding and certain information reporting requirements may apply to payments of principal, premium and interest (including any original issue discount) made to, and the proceeds of disposition of a note by, certain United States holders. Backup withholding will apply only if (i) the United States holder fails to furnish its Taxpayer Identification Number to the payor, (ii) the Internal Revenue Service notifies the payor that the United States holder has furnished an incorrect Taxpayer Identification Number, (iii) the Internal Revenue Service notifies the payor that the United States holder has failed to report properly payments of interest and dividends or (iv) under certain circumstances, the United States holder fails to certify, under penalty of perjury, that it has both furnished a correct Taxpayer Identification Number and not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. United States holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

The amount of any backup withholding from a payment to a United States holder will be allowed as a credit against the United States holder’s United States federal income tax liability and may entitle the United States holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income will generally include its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). United States holders that are individuals, estates or trusts, are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in the notes.

Non-United States Holders

This section describes the tax consequences to a non-United States holder. You are a non-United States holder if you are the beneficial owner of a note (other than an entity treated as a partnership for United States federal income tax purposes) and are not a United States holder.

A non-United States holder generally will not be subject to United States federal withholding tax with respect to payments of principal, premium (if any) and interest (including original issue discount) on notes, provided that (i) the non-United States holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, (ii) the non-United States holder is not for United States federal income tax purposes a controlled foreign corporation related to us through stock ownership, (iii) the beneficial owner of the notes certifies to the applicable withholding agent under penalties of perjury as to its status as a non-United States holder and complies with applicable identification procedures and (iv) the payment is not a payment of contingent interest (generally a payment based on or determined by reference to income, profits, cash flow, sales, dividends or other comparable attributes of the obligor or a party related to the obligor). The applicable pricing supplement will indicate if a note pays this contingent interest.

Special rules apply to partnerships, estates and trusts and, in certain circumstances, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

A non-United States holder of a note generally will not be subject to United States federal income tax on any gain realized upon the sale, retirement or other disposition of a note, unless the non-United States holder (i) holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States) or (ii) is an individual who is present in the United States for 183 days or more during the taxable year of sale, retirement or other disposition and certain other conditions are met. If a non-United States holder of a note is engaged in a trade or business in the United States and interest (including original issue discount) or gain from the note is effectively connected with the conduct of such trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States), the non-United States holder will be exempt from withholding tax if appropriate certification has been provided, but will generally be subject to regular United States income tax on such interest (including original issue discount) and gain in the same manner as if it were a United States holder. In addition, if such non-United States holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent (or possible lower rate under an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. In the case of an individual non-United States holder who is present in the United States for 183 days or more during the taxable year in which such gain is realized and satisfies certain other conditions, such non-United States holder will be subject to a tax, currently at a rate of 30%, on the excess, if any, of such gain plus all other U.S. source capital gains recognized by such holder during the same taxable year over such non-United States holder’s U.S. source capital losses recognized during such taxable year.

A note held by an individual who is a non-United States holder at the time of death will not be subject to United States federal estate tax upon such individual’s death if at the time of death (i) such non-United States holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, (ii) payments with respect to the note would not have been effectively connected with a United States trade or business of such individual and (iii) payments with respect to the note would not be considered to be a payment of contingent interest as described above.

Backup withholding and information reporting will generally not apply to payments of principal or premium, if any, made to a non-United States holder by us on a note with respect to which the non-United States holder has provided the required certification, described above, under penalties of perjury of its non-United States holder status or has otherwise established an exemption. Similarly, backup withholding will generally not apply to payments of interest made to a non-United States holder by us on a note with respect to which the non-United States holder has provided the required certification, described above, under penalties of perjury of its non-United States holder status or has otherwise established an exemption. Interest payments to non-United States holders will be subject to information reporting on Form 1042-S. Payments on the sale, exchange or other disposition of a note by a non-United States holder effected outside the United States to or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50 percent or more of whose gross income is derived from its conduct of a United States trade or business for a specified three-year period, a foreign partnership engaged in a United States trade or business or in which United States persons hold more than 50 percent of the income or capital interests, or certain United States branches of foreign banks or insurance companies, information reporting will be required unless the beneficial owner has provided certain required information or documentation to the broker to establish its non-United States status or otherwise establishes an exemption. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the non-United States holder certifies under penalties of perjury to its non-United States holder status or otherwise establishes an exemption. The amount of any backup withholding from a payment to a non-United States holder will be allowed as a credit against the non-United States holder’s United States federal income tax liability and may entitle the non-United States holder to a refund, provided that the non-United States holder timely files a U.S. federal income tax return with, and furnishes any other required information to, the Internal Revenue Service.

Non-United States holders should consult their tax advisors regarding the application of United States federal income tax laws, including information reporting and backup withholding, to their particular situations.

Foreign Account Tax Compliance

Under the Foreign Account Tax Compliance Act (“FATCA”) and additional guidance issued by the IRS, a U.S. federal withholding tax of 30% generally will apply to interest on a debt obligation paid to (i) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or (ii) a foreign entity that is not a financial institution (as a beneficial owner or as an intermediary), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Non-United States holders are encouraged to consult with their tax advisors regarding the possible implications of the FATCA withholding rules on their investment in the notes.

Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local law.

Disclosure of Reportable Transactions

Certain Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds. Under these regulations, if the notes are denominated in a nonfunctional currency, a United States holder (or a non-United States holder subject to United States federal income tax on a net income basis with respect to the notes) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under the nonfunctional currency rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. Failure to timely file Form 8886 may subject you to substantial penalty. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION

The notes are being offered from time to time by us through Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., SG Americas Securities, LLC, ANZ Securities, Inc., BBVA Securities Inc., BNP Paribas Securities Corp., Commerz Markets LLC, HSBC Securities (USA) Inc., ICBC Standard Bank Plc, ING Financial Markets LLC, Itau BBA USA Securities, Inc., Lloyds Securities Inc., Santander US Capital Markets LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., Standard Chartered Bank, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC and Westpac Capital Markets LLC, as agents, who have severally agreed to use their reasonable best efforts to solicit offers to purchase the notes. We may also sell notes to any agent, as principal, and such agent may resell such notes as further described below. We will have the sole right to accept offers to purchase notes and may reject any proposed purchase of notes as a whole or in part. The agents shall have the right, in their discretion reasonably exercised, to reject any proposed purchase of notes as a whole or in part. We will pay each agent a commission (or grant a discount) ranging from 0.050% to 0.600%, depending upon the maturity, of the principal amount of notes sold through such agent. Commissions and discounts with respect to notes with maturities in excess of 30 years will be negotiated between us and such agent at the time of sale.

ICBC Standard Bank Plc is restricted in its US securities dealings under the Bank Holding Company Act and is not a U.S.-registered broker-dealer. All sales of securities in the U.S. will be made by or through U.S.-registered broker-dealers. ICBC Standard Bank Plc may not underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes in the United States. ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes for offer and/or sale in the United States. ICBC Standard Bank Plc shall offer and sell Notes solely outside the United States.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., one of the agents, is serving as the trustee under the indenture.

No termination date for the offering of the notes has been established. We reserve the right to withdraw, cancel or modify this offer without notice.

Unless otherwise indicated in the applicable pricing supplement, any note sold to an agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a note of identical maturity. Such notes may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, or at varying prices relating to prevailing market prices determined at the time of sale or, if so agreed, at a fixed public offering price. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price (in the case of notes to be resold at a fixed public offering price) and any concession or discount, may be changed. In addition, the agents may resell notes they have purchased as principal to other dealers. Such resales may be at a discount and, unless otherwise specified in the applicable pricing supplement, such discount allowed to any dealer will not exceed the discount to be received by such agent from us. Such dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

No note will have an established trading market when issued. We do not intend to list the notes on a national securities exchange. The agents have informed us that they intend to establish a trading market for the notes. However, the agents are not obligated to make such a market and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any notes.

During and after offerings of notes, the agents may purchase and sell the offered notes in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created in connection with such offerings. Stabilizing transactions consist of certain bids or purchases to prevent or retard a decline in the market price of the notes. Short positions involve the sale by the agents of notes in an aggregate principal amount exceeding that described in the applicable pricing supplement. The agents also may impose penalty bids, whereby selling concessions allowed to other broker-dealers in respect of the notes sold in such offerings for their account may be reclaimed by the agents if the notes are repurchased by the agents in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market prices of such notes, which may be higher than the prices that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

Neither we nor any of the agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of the notes. In addition, neither we nor any of the agents makes any representation that the agents will engage in any such transactions.

The agents, as agents or principals, may be deemed to be “underwriters” within the meaning of the Securities Act. We have agreed to indemnify the several agents against certain liabilities, including liabilities under the Securities Act.

We reserve the right to sell notes directly to investors on our own behalf, in which case no discount will be allowed or commission paid.

We may also enter into separate arrangements with firms other than the agents which allow such firms to purchase all or a portion of the notes for resale to the public. The name of any firm, the underwriting discount and the initial public offering price for such notes will be set forth on the cover page of the pricing supplement delivered in connection with the offering of the applicable notes.

Unless otherwise indicated in the applicable pricing supplement, the purchase price of the notes will be required to be paid in immediately available funds in New York, New York.

The agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The agents and/or their affiliates may engage in various general financing, financial advisory and banking transactions with us and/or our affiliates and have received or may receive compensation from us in connection with those transactions.

In the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and/or for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Investors

No action has been or will be taken by us or any agent that would permit a public offering of any of the notes, or possession or distribution of this prospectus supplement and the accompanying prospectus, any pricing supplement or any other offering material in relation to the notes in any jurisdiction outside the United States where action would be required for that purpose. Accordingly, the notes may not be offered or sold, directly or indirectly, and this prospectus supplement and the accompanying prospectus, any pricing supplement and any other offering material relating to the notes may not be distributed, in any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any additional obligation on us or the agents.

Unless otherwise specified in the applicable pricing supplement, the following restrictions will apply to such pricing supplement (as they apply to this prospectus supplement and the accompanying prospectus) and to the specific notes offered by such pricing supplement.

European Economic Area

None of this prospectus supplement, the accompanying prospectus nor any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor as defined in the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Caterpillar Financial Services Corporation nor the agents have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor, and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE / TARGET MARKET – The pricing supplement in respect of any notes may include a legend entitled “MiFID II Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (an “EU distributor”) should take into consideration the target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue of notes about whether, for the purpose of the MiFID Product Governance rules under EU Delegated Directive 2017/593, as amended (the “MiFID Product Governance Rules”), any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the agents nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

Caterpillar Financial Services Corporation makes no representation or warranty as to any manufacturer’s or EU distributor’s compliance with the MiFID Product Governance Rules.

United Kingdom

This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the United Kingdom’s Public Offers and Admissions to Trading Regulations 2024 (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Caterpillar Financial Services Corporation nor the agents have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”); nor (ii) a UK Qualified Investor, and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

UK MIFIR PRODUCT GOVERNANCE / TARGET MARKET – The pricing supplement in respect of any notes may include a legend entitled “UK MiFIR Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (a “UK distributor”) should take into consideration the target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the UK MiFIR Product Governance Rules, any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the agents nor any of their respective affiliates will be a manufacturer for the purpose of the UK MiFIR Product Governance Rules.

Caterpillar Financial Services Corporation makes no representation or warranty as to any manufacturer’s or UK distributor’s compliance with the UK MiFIR Product Governance Rules.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by Caterpillar Financial Services Corporation.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Caterpillar Financial Services Corporation.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold only to purchasers in Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus and any pricing supplement (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the agents are not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Act”), and accordingly, the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.

Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, directly or indirectly, to any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant distribution agreement (and any applicable terms agreement), this prospectus supplement and the applicable pricing supplement and (e) Caterpillar Financial Services Corporation and the agents shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Singapore

This prospectus supplement and the accompanying prospectus and any pricing supplement have not been and will not be registered as a prospectus by the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any pricing supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, Caterpillar Financial Services Corporation, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the notes in Taiwan.

VALIDITY OF NOTES

The validity of the notes will be passed upon for us by Sidley Austin LLP, New York, New York, and for the agents by Sullivan & Cromwell LLP, New York, New York. The opinions of Sidley Austin LLP and Sullivan & Cromwell LLP will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by us and the trustee in connection with the issuance and sale of any particular note, the specific terms of notes and other matters which may affect the validity of the notes but which cannot be ascertained on the date of such opinions.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Caterpillar Financial Services Corporation

Debt Securities

We may, from time to time, sell debt securities in one or more offerings pursuant to this prospectus. The debt securities offered are solely our obligations and are not guaranteed by Caterpillar Inc. The debt securities may consist of debentures, notes or other types of unsecured debt. We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. We urge you to read carefully this prospectus and the applicable prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Investing in the debt securities involves risk. You should consider the risk factors referenced under the heading “ Risk Factors” on page 1 of this prospectus and described under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and, if applicable, any risk factors described in the accompanying prospectus supplement or any other documents incorporated by reference in this prospectus before investing in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

March 27, 2026

We are responsible only for the information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference therein and any related free writing prospectus issued or authorized by us. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may give you. You should assume that the information included in this prospectus or any prospectus supplement, or incorporated by reference therein, is accurate as of the date on the front cover of this prospectus or the prospectus supplement or the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

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Risk Factors

Investing in the debt securities to be offered pursuant to this prospectus involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase any debt securities that may be offered, please read “Risk Factors” in our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q or any applicable Current Report on Form 8-K and those risk factors that may be included in the applicable prospectus supplement and other information included or incorporated by reference in this prospectus.

About This Prospectus

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed, as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, with the Securities and Exchange Commission, or the SEC, using the SEC’s shelf registration process. Under this shelf registration process, we may sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer and the general manner in which these securities may be offered. Each time we offer debt securities under this prospectus, we will provide a prospectus supplement that will describe the particular debt securities offering and contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read this prospectus, the applicable prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before you make your investment decision.

In this prospectus, unless the context otherwise indicates, the terms “Caterpillar Financial,” “we,” “us” or “our” mean Caterpillar Financial Services Corporation and its wholly-owned subsidiaries, and the term “Caterpillar” means Caterpillar Inc. and its consolidated subsidiaries.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this prospectus or any applicable prospectus supplement, including the documents incorporated by reference herein, may be considered “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.

These statements may relate to future events or our future financial performance, which may involve known and unknown risks and uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by any forward-looking statements. From time to time, we may also provide forward-looking statements in oral presentations to the public or in other materials we issue to the public.

Forward-looking statements give current expectations or forecasts of future events about the company.  You may identify these statements by the fact that they do not relate to historical or current facts and may use words such as “believes,” “expects,” “estimates,” “anticipates,” “will,” “should,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” and similar words or phrases. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.

Our actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors that affect international businesses, such as changes in economic conditions, including but not limited to inflation and disruptions in the global financial and credit markets, and changes in laws, regulations and political stability, as well as factors specific to Caterpillar Financial and the markets we serve, including the market’s acceptance of our products and services, the creditworthiness of our customers, interest rate and currency rate fluctuations, used equipment values and estimated residual values of leased equipment, and other factors discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recently filed Annual Report on Form 10-K, as supplemented in any of our subsequently filed Quarterly Reports on Form 10-Q, and other filings with the SEC that we incorporate by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in the forward-looking statements.

These statements are only predictions.  Actual events or results may differ materially due to factors that affect international businesses, such as changes in economic conditions, including but not limited to inflation and disruptions in the global financial and credit markets, and changes in laws, regulations and political stability, as well as factors specific to Caterpillar Financial and the markets we serve, including the market’s acceptance of our products and services, the creditworthiness of our customers, interest rate and currency rate fluctuations and estimated residual values of leased equipment.  We operate in a continually changing business environment, and new risk factors emerge from time to time.  We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.  Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, consult any subsequent disclosures we make in our filings with the SEC in our most recently filed Annual Report on Form 10-K, as supplemented in any of our subsequently filed Quarterly Reports on Form 10-Q, and other filings with the SEC that we incorporate by reference in this prospectus.

Caterpillar Financial Services Corporation

We were organized in 1981 in the State of Delaware. We are a wholly-owned finance subsidiary of Caterpillar Inc. A significant portion of our business activity is conducted in North America, and we have additional offices and subsidiaries in Latin America, Asia/Pacific, Europe and Africa.

We have over 40 years of experience providing financing for Caterpillar products and services, contributing to our knowledge of asset values, industry trends, financing structures and customer needs.

We provide retail and wholesale financing alternatives to customers and dealers around the world for Caterpillar products and services, as well as financing for power generation facilities that incorporate Caterpillar products. The various financing plans we offer are designed to support sales of Caterpillar products and services and generate financing income for us. In addition, we purchase short-term wholesale trade receivables from Caterpillar.

Our principal executive office is located at 2120 West End Avenue, Nashville, Tennessee 37203-0001 and our telephone number is (615) 341-1000.

Use of Proceeds

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the debt securities for financing and leasing transactions, customer and dealer loans and other corporate purposes. We expect to incur additional indebtedness in connection with our financing operations. However, the amount, timing and precise nature of that indebtedness have not yet been determined and will depend upon the volume of our business, the availability of credit and general market conditions.

Description of Debt Securities We May Offer

The debt securities will be issued pursuant to an indenture, dated as of March 29, 2023, between us and U.S. Bank Trust National Association, as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Events of Default and Notices.” Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain a copy.

We may issue as many distinct series of debt securities under the indenture as we wish. The indenture does not limit the aggregate principal amount of debt securities which we may issue. This section summarizes all the material terms of the debt securities that are common to all series (unless otherwise indicated in the prospectus supplement relating to a particular series). Because this section is a summary, it does not describe every aspect of the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. We describe the meaning for only the more important of those terms. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference herein or in the prospectus supplement.

Our obligations, as well as the obligations of the trustee, run only to persons who are registered as holders of debt securities. Investors who hold debt securities in accounts at banks, brokers, or other financial intermediaries or depositaries will not be recognized by us as registered holders of debt securities. Accordingly, any right that holders may have under the indenture must be exercised through those intermediaries or depositaries.

We may issue the debt securities as “original issue discount securities,” which will be offered and sold at a substantial discount below their stated principal amount. (section 101) The prospectus supplement relating to those original issue discount securities will describe United States federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to those debt securities. The prospectus supplement relating to the debt securities being offered will also describe any special considerations and certain special United States federal tax considerations applicable to those debt securities.

In addition, certain material financial, legal and other terms of the offered debt securities will be described in the prospectus supplement relating to those debt securities. Those terms may vary from the terms described herein. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of the offered debt securities described in the prospectus supplement. The prospectus supplement relating to the offered debt securities is attached to the front of this prospectus.

Terms

The prospectus supplement relating to the series of debt securities being offered will provide the following terms:

•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•	whether the offered debt securities may be represented by a debt security in temporary or permanent global form or both, and if so, the depositary with respect to such temporary or permanent global debt security and whether the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination;

•	the date or dates on which the principal of the offered debt securities will be payable;

•	the rate or rates per annum at which the offered debt securities will bear interest, if any, or the formula pursuant to which the rate or rates will be determined, and the date or dates from which interest will accrue;

•	the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

•	the place or places where principal of (and premium, if any) and interest on or any additional amounts with respect to such offered debt securities will be payable, or where such securities may be surrendered for registration of transfer or exchange;

•	any mandatory or optional sinking fund or analogous provisions;

•	if applicable, the price at which, the periods within which and the terms and conditions upon which the offered debt securities may, pursuant to any optional redemption provisions, or must, pursuant to any mandatory redemption provisions, be redeemed;

•	whether such offered debt securities are convertible or exchangeable into our other debt or equity securities or property, and, if so, the terms and conditions upon which such conversion or exchange will be effected;

•	if applicable, the terms and conditions upon which the offered debt securities may be repayable prior to final maturity at the option of the holder (which option may be conditional);

•	the portion of the principal amount of the offered debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	any modifications of or additions to our events of default or covenants with respect to such offered debt securities;

•	additional provisions, if any, for the defeasance of the offered debt securities;

•	the currency or currencies, including composite currencies, in which principal (and premium, if any) and interest may be payable (which may be other than those in which the offered debt securities are stated to be payable);

•	any index pursuant to which the amount of payments of principal (and premium, if any) or interest may be determined; and

•	any other terms of the offered debt securities. (section 301)

Unless otherwise indicated in the applicable prospectus supplement, the offered debt securities are to be issued as registered securities without coupons in denominations of $1,000 or any integral multiple of $1,000. (section 302) No service charge will be made for any transfer or exchange of the offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange. (section 305)

The debt securities are not secured by any of our property or assets.

Certain Restrictions

Support Agreement. We have a support agreement with Caterpillar which provides, among other things, that Caterpillar will:

•	remain directly or indirectly, our sole owner;

•	ensure that we will maintain a tangible net worth of at least $20 million;

•	permit us to use (and we are required to use) the name “Caterpillar” in the conduct of our business; and

•	ensure that we maintain a ratio of earnings and interest expense (as defined in the support agreement) to interest expense of not less than 1.15 to 1.

The indenture provides that we:

•	will observe and perform in all material respects all of our covenants or agreements contained in the support agreement;

•	to the extent possible, will cause Caterpillar to observe and perform in all material respects all covenants or agreements of Caterpillar contained in the support agreement; and

•	will not waive compliance under, amend in any material respect or terminate the support agreement; provided, however, that the support agreement may be amended if that amendment would not have a material adverse effect on the holders of any outstanding debt securities of any series or if the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series so affected (voting as a single class) (excluding from the amount so outstanding and from such holders, the holders of such series who are not so affected) shall waive compliance with the provisions of this section insofar as it relates to that amendment. (section 1004)

The support agreement is not a guarantee by Caterpillar of any of our obligations, indebtedness or liabilities.

Restrictions on Liens and Encumbrances. We will not create, assume or guarantee any secured debt without making effective provision for securing the debt securities (and, if we so determine, any other indebtedness of ours or guaranteed by us), equally and ratably with that secured debt. The term “secured debt” means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on any of our property of any character. This covenant does not apply to debt secured by:

•	certain mortgages, pledges, liens, security interests or encumbrances in connection with the acquisition, construction or improvement of any fixed asset or other physical or real property by us;

•	mortgages, pledges, liens, security interests or encumbrances on property existing at the time of acquisition thereof, whether or not assumed by us;

•	mortgages, pledges, liens, security interests or encumbrances on property of a corporation existing at the time that corporation is merged into or consolidated with us or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us;

•	mortgages, including mortgages, pledges, liens, security interests or encumbrances, on our property in favor of the United States of America, any state thereof or any other country, or any agency, instrumentality or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to those mortgages;

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage, pledge, lien or encumbrance referred to in the foregoing four items; or

•	any mortgage, pledge, lien, security interest or encumbrance securing indebtedness owing by us to one or more of our wholly-owned subsidiaries.

Notwithstanding the above, we may, without securing the debt securities, create, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of all secured debt then outstanding (not including secured debt permitted under the foregoing exceptions) at such time does not exceed 5% of our consolidated net tangible assets. (sections 101 and 1005) The indenture provides that we will not consolidate or merge with, and will not convey, transfer or lease our property, substantially as an entirety, to, another corporation if as a result any of our properties or assets would become subject to a lien or mortgage not permitted by the terms of the indenture unless effective provision is made to secure the debt securities equally and ratably with (or prior to) all indebtedness thereby secured. (section 801)

The term “consolidated net tangible assets” means, as of any particular time, the aggregate amount of assets after deducting therefrom (i) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, tradenames, unamortized debt discount and expense and other like intangibles, all as shown in our and our subsidiaries’ most recent consolidated financial statements prepared in accordance with generally accepted accounting principles.

The term “subsidiary,” as used in this section, means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect directors is owned directly or indirectly by us or by one or more other corporations, more than 50% of the outstanding stock of which is similarly owned or controlled. (section 101)

The Trustee

U.S. Bank Trust National Association serves as trustee under the indenture. Affiliates of the trustee may engage in transactions with and perform services for us and our affiliates in the ordinary course of business. From time to time, affiliates of the trustee may engage in commercial banking transactions with us and our affiliates.

Events of Default and Notices

The following events are defined in the indenture as “events of default” with respect to debt securities of any series:

•	failure to pay principal of or premium, if any, or any additional amounts payable in respect of any principal or premium, if any, on any debt security of that series when due;

•	failure to pay any interest on, or any additional amounts payable in respect of any interest upon, any debt security of that series when due, continued for 60 days;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•	default in the performance, or breach, of any term or provision of those covenants contained in the indenture that are described under “—Certain Restrictions—Support Agreement”;

•	failure to perform any of our other covenants in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), continued for 60 days after written notice given to us by the trustee or the holders of at least 25% in principal amount of the debt securities outstanding and affected thereby;

•	Caterpillar or one of its wholly-owned subsidiaries shall at any time fail to own all of the issued and outstanding shares of our capital stock;

•	default in payment of principal in excess of $50,000,000 or acceleration of any indebtedness for money borrowed in excess of $50,000,000 by us (including a default with respect to debt securities of any series other than that series), if such indebtedness has not been discharged or becomes no longer due and payable or such acceleration has not been rescinded or annulled, within 10 days after written notice given to us by the trustee or the holders of at least 10% in principal amount of the outstanding debt securities of that series;

•	certain bankruptcy, insolvency or reorganization events relating to us;

•	certain bankruptcy, insolvency or reorganization events relating to Caterpillar or one of its subsidiaries if those events affect any significant part of our assets or those of any of our subsidiaries; and

•	any other event of default provided with respect to debt securities of that series. (section 501)

If an event of default with respect to debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of any premium due on all of the debt securities of such series, or such lesser amount as may be provided for in the securities of such series, and accrued and unpaid interest, if any, thereon to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul that declaration and its consequences. (section 502)

Reference is made to the prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provisions relating to the principal amount of those original issue discount securities due on acceleration upon the occurrence of an event of default and its continuation.

The indenture provides that the trustee, within 90 days after the occurrence of a default with respect to any series of debt securities, will give to the holders of debt securities of that series notice of all uncured defaults actually known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, the trustee will be protected in withholding that notice if it in good faith determines that the withholding of that notice is in the interest of the holders of debt securities. (section 603)

We will be required to furnish to the trustee annually a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each default. (section 1008)

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, exercising any trust or power conferred on the trustee with respect to the debt securities of that series, and to waive certain continuing defaults. (sections 512 and 513)

Under the indenture, record dates may be set for certain actions to be taken by the holders with respect to events of default, declaring an acceleration, or rescission and annulment thereof, the direction of the time, method and place of conducting any proceeding for any remedy available to the trustee, exercising any trust or power conferred on the trustee or waiving any continuing default. (sections 501, 502, 512 and 513)

The indenture provides that in case an event of default shall occur and be continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. (section 601) Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they have offered to the trustee indemnity or security satisfactory to the trustee against the losses, damages, costs, expenses and liabilities, including reasonable attorneys’ fees, costs and expenses and court costs, which might be incurred by it in compliance with that request. (section 602)

The occurrence of an event of default under the indenture may give rise to a cross-default under other series of debt securities issued under the indenture and other indebtedness of ours which may be outstanding from time to time.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of all series of the outstanding debt securities issued under the indenture which are affected by the modification or amendment (voting together as a single class), provided that no such modification or amendment may, without a consent of each holder of such debt securities affected thereby:

•	change the stated maturity date of the principal of or premium, if any, or any installment of interest, if any, on, or any additional amounts, if any, with respect to, any such debt security;

•	reduce the principal amount of or premium, if any, on or the rate (or modify the calculation of such rate) of interest thereon, or reduce (or change the manner for calculating) the amount payable upon a redemption thereof by us or repayment at the option of the holder, or reduce any additional amounts payable with respect to any debt security or change our obligation to pay additional amounts pursuant to the indenture, or reduce the amount of the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of or premium, if any, or interest, if any, on, or any additional amounts with respect to any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture;

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain continuing defaults; or

•	make any change that adversely affects the right, if any, to convert or exchange any security for shares of common equity or other securities or property in accordance with its terms.

A record date may be set for certain actions of the holders with respect to consenting to any amendment. (section 104)

Certain modifications and amendments of the indenture may be made by us and the trustee without the holders of outstanding debt securities consenting. (section 901) These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

The holders of not less than a majority in aggregate principal amount of all outstanding debt securities issued under the indenture which are affected thereby may prospectively waive our compliance with certain restrictive provisions of the indenture. (section 1007) The holders of at least a majority in aggregate principal amount of each series of the outstanding debt securities issued under the indenture may, on behalf of the holders of all outstanding debt securities of that series, waive any continuing default under the indenture with respect to that series, except a continuing default in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any outstanding debt securities of that series, or in the case of any securities which are convertible into or exchangeable for common equity or other securities or property, a continuing default in any such conversion or exchange, or in respect of an indenture covenant which cannot be modified or amended without the consent of each holder of such debt securities. (section 513)

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, a debt security will not be “outstanding” if (i) it has been surrendered for cancellation; (ii) we have deposited or set aside, in trust for its holder, money for its payment or redemption; (iii) the security has been paid by us pursuant to the indenture or exchanged for other debt securities; or (iv) we or one of our affiliates own the security.

The indenture also provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder:

•	the principal amount of an original issue discount security that may be counted in making such determination and that will be deemed to be outstanding will be the equal to the amount of the principal thereof that pursuant to the terms of such original issue discount security would be due and payable prior to its stated maturity at the time of that determination upon acceleration of the maturity thereof; and

•	the principal amount of a debt security denominated in a foreign currency that may be counted in making such determination and that shall be deemed outstanding for such purposes shall be the dollar equivalent, determined on the date of original issuance of such security of the principal amount (or, in the case of an original issue discount security, the dollar equivalent on the date of the amount as provided in the first item above). (section 101)

Discharge, Legal Defeasance and Covenant Defeasance

Satisfaction and Discharge

Upon our direction, the indenture shall cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of the indenture, including (unless the accompanying prospectus supplement provides otherwise) our obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and our obligation to pay additional amounts in respect of such debt securities to the extent described below, when:

•	either

(A)	all outstanding debt securities of that series have been delivered to the trustee for cancellation subject to exceptions; or

(B)	all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of additional amounts and (y) the amount of any additional amounts which are or will be payable is at the time of deposit determinable by us, in the exercise of our reasonable discretion, those additional amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the stated maturity or redemption date of the debt securities of that series, as the case may be;

(C)	we have paid all other sums payable under the indenture with respect to the debt securities of that series (including amounts payable to the trustee); and

(D)	the trustee has received an officer’s certificate and an opinion of counsel from us to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been complied with.

If the debt securities of any series provide for the payment of additional amounts, we will remain obligated, following the deposit described above, to pay additional amounts on those debt securities to the extent that they exceed the amount deposited in respect of those additional amounts as described above. (section 401)

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may elect with respect to the debt securities of the particular series either:

•	to defease and discharge itself from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A) the obligation to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those additional amounts exceed the amount deposited in respect of those amounts as provided below;

(B) the obligation to maintain an office or agent in The City of New York in respect of those debt securities;

(C) the obligation to hold moneys for payment in respect of those debt securities in trust; and

(D) the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; or

•	to be released from its obligations with respect to those debt securities under (A) the covenant described above under “—Certain Restrictions—Restrictions on Liens and Encumbrances” and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of additional amounts and (y) the amount of the additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our reasonable discretion, the additional amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or are bound;

•	in the case of legal defeasance, we shall have delivered to the trustee an opinion of counsel confirming that:

(A)	we have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)	since the date of the indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•	in the case of covenant defeasance, we shall have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	if the cash and/or government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;

•	no event of default or default which with notice or lapse of time or both would become an event of default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of legal defeasance, no event of default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us or default which with notice or lapse of time or both would become such an event of default shall have occurred and be continuing during the period ending on and including the 91st day after the date of the deposit into trust; and

•	we shall have delivered to the trustee an officer’s certificate and opinion of counsel to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been complied with. (section 402)

In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

The indenture is, and, unless otherwise indicated in a prospectus supplement, the debt securities will be, governed by and construed in accordance with the laws of the State of New York. (section 113)

Plan of Distribution

We may sell the debt securities:

•	through underwriters or agents; or

•	directly to one or more purchasers.

We will describe in a prospectus supplement the particular terms of the offering of the debt securities, including the following:

•	the names of any underwriters or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any securities exchanges on which the securities of the series may be listed.

Underwriters or agents may offer and sell the debt securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In connection with the sale of the debt securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

The debt securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell debt securities for public offering and sale may make a market in those debt securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.

Any underwriters or agents participating in the distribution of the debt securities may be underwriters as defined in the Securities Act, and any discounts and commissions they receive and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters or agents to indemnify them against or provide contribution toward certain civil liabilities, including liabilities under the Securities Act.

In addition, certain of the underwriters or agents and their associates may be customers of, engage in transactions with, lend money to or perform services for us in the ordinary course of their businesses.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $22.4 million.

Validity of Debt Securities We May Offer

The validity of the debt securities will be passed upon for us by our counsel, Sidley Austin LLP, New York, New York, and, unless otherwise indicated in a prospectus supplement relating to the offered debt securities, by Sullivan & Cromwell LLP, New York, New York, counsel for the underwriters or agents.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We and Caterpillar each file annual, quarterly and current reports, proxy statements (Caterpillar only) and other information with the SEC. Our SEC filings (file number 001-11241) and the filings of Caterpillar (file number 001-00768) are available to the public at the SEC’s website at http://www.sec.gov. Copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to these reports filed or furnished with the SEC are available free of charge through Caterpillar’s website (www.caterpillar.com/secfilings) as soon as reasonably practicable after filing with the SEC. None of the information contained at any time on either our website or Caterpillar’s website is incorporated by reference into this prospectus. You may also obtain and review the reports and other information concerning us at the offices of the New York Stock Exchange.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 13, 2026;

•	our Current Reports on Form 8-K filed with the SEC on January 8, 2026 and February 24, 2026; and

•	any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, until such time as all of the debt securities covered by this prospectus have been sold.

We are not, however, incorporating by reference any documents, or portions of documents, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 and 7.01 of Form 8-K.

Each of these documents is available through the SEC’s website. In addition, copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to these reports filed with or furnished to the SEC are available free of charge through Caterpillar’s website (www.caterpillar.com/secfilings). None of the information contained at any time on our website or Caterpillar’s website is incorporated by reference into this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning as follows:

Caterpillar Financial Services Corporation
Attention: Legal Department
2120 West End Avenue
Nashville, Tennessee 37203-0001
Telephone: 615-341-1000

You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents regardless of the time of delivery of this prospectus and any accompanying prospectus supplement or any sale of the debt securities. Updated information with respect to the matters discussed in this prospectus and any accompanying prospectus supplement may be provided in the future by means of appendices or supplements to this prospectus and any accompanying prospectus supplement or other documents including those incorporated by reference.

Caterpillar Financial Services Corporation

Medium-Term Notes, Series L

Prospectus Supplement

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